                                                                     EXHIBIT 2.1

--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF AUGUST 4, 2005


                                  BY AND AMONG

                            HSBC FINANCE CORPORATION,


                               HSBC CORPORATION I

                                       AND

                              METRIS COMPANIES INC.


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







                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I THE MERGER..............................................................................................1
     Section 1.1      Effective Time of the Merger................................................................1
     Section 1.2      Closing.....................................................................................2
     Section 1.3      Effects of the Merger.......................................................................2
     Section 1.4      Certificate of Incorporation and Bylaws.....................................................2
     Section 1.5      Directors and Officers......................................................................2
     Section 1.6      Bank Merger.................................................................................2

ARTICLE II CONVERSION OF SECURITIES; PAYMENT OF MERGER CONSIDERATION..............................................2
     Section 2.1      Conversion of Securities....................................................................2
     Section 2.2      Payment of Merger Consideration.............................................................5
     Section 2.3      Dissenters' Rights..........................................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................8
     Section 3.1      Organization, Standing and Power............................................................8
     Section 3.2      Capital Structure...........................................................................9
     Section 3.3      Authority..................................................................................11
     Section 3.4      SEC Documents; Regulatory Reports..........................................................12
     Section 3.5      Compliance with Applicable Laws............................................................15
     Section 3.6      Legal Proceedings..........................................................................15
     Section 3.7      Taxes......................................................................................16
     Section 3.8      Certain Agreements.........................................................................17
     Section 3.9      Benefit Plans..............................................................................18
     Section 3.10     Subsidiaries...............................................................................24
     Section 3.11     Agreements with Regulators.................................................................25
     Section 3.12     Absence of Certain Changes or Events.......................................................25
     Section 3.13     Board Approval.............................................................................25
     Section 3.14     Vote Required..............................................................................25
     Section 3.15     Properties.................................................................................26
     Section 3.16     Company Information........................................................................26
     Section 3.17     Intellectual Property......................................................................26
     Section 3.18     Securitization Matters.....................................................................27
     Section 3.19     Covered Receivables........................................................................27
     Section 3.20     Servicing Rights...........................................................................28
     Section 3.21     Environmental Matters......................................................................29
     Section 3.22     Brokers or Finders.........................................................................30
     Section 3.23     Derivative Transactions....................................................................30
     Section 3.24     Opinions...................................................................................31

     Section 3.25     Controls...................................................................................31
     Section 3.26     Insurance..................................................................................31
     Section 3.27     No Undisclosed Liabilities; Reserves.......................................................32
     Section 3.28     Insurance Matters..........................................................................32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................................33
     Section 4.1      Organization, Standing and Power...........................................................33
     Section 4.2      Authority..................................................................................33
     Section 4.3      Information Supplied.......................................................................35
     Section 4.4      Legal Proceedings..........................................................................35
     Section 4.5      Ownership of Merger Sub; No Prior Activities...............................................35
     Section 4.6      Compliance with Applicable Laws............................................................35
     Section 4.7      Financing..................................................................................35
     Section 4.8      Brokers or Finders.........................................................................35
     Section 4.9      Ownership of Company Capital Stock.........................................................36

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS..............................................................36
     Section 5.1      Covenants of the Company...................................................................36
     Section 5.2      Investigation..............................................................................40

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................40
     Section 6.1      Preparation of Proxy Statement; Stockholders Meeting.......................................40
     Section 6.2      Advice of Changes; Government Filings......................................................41
     Section 6.3      Control of the Company's Business..........................................................42
     Section 6.4      Access to Information......................................................................42
     Section 6.5      Reasonable Best Efforts....................................................................42
     Section 6.6      Acquisition Proposals......................................................................44
     Section 6.7      Employees; Employee Benefit Plans..........................................................46
     Section 6.8      Fees and Expenses..........................................................................49
     Section 6.9      Indemnification; Directors' and Officers' Insurance........................................49
     Section 6.10     Public Announcements.......................................................................51
     Section 6.11     Additional Agreements......................................................................51
     Section 6.12     Other Actions by Parent....................................................................51

ARTICLE VII CONDITIONS PRECEDENT.................................................................................51
     Section 7.1      Conditions to Each Party's Obligation To Effect the Merger.................................51
     Section 7.2      Conditions to Obligations of Parent and Merger Sub.........................................52
     Section 7.3      Conditions to Obligations of the Company...................................................54

ARTICLE VIII TERMINATION AND AMENDMENT...........................................................................55
     Section 8.1      Termination................................................................................55
     Section 8.2      Effect of Termination......................................................................56
     Section 8.3      Amendment..................................................................................57
     Section 8.4      Extension; Waiver..........................................................................57

ARTICLE IX GENERAL PROVISIONS....................................................................................57
     Section 9.1      Non-Survival of Representations, Warranties and Agreements.................................57
     Section 9.2      Notices....................................................................................58
     Section 9.3      Interpretation.............................................................................59
     Section 9.4      Counterparts...............................................................................59
     Section 9.5      Entire Agreement; No Third Party Beneficiaries.............................................59
     Section 9.6      Governing Law..............................................................................60
     Section 9.7      Severability...............................................................................60
     Section 9.8      Assignment.................................................................................60
     Section 9.9      Submission to Jurisdiction.................................................................60
     Section 9.10     Enforcement................................................................................61
     Section 9.11     Waiver of Jury Trial.......................................................................61

                                  DEFINED TERMS


Term                                                                                                     Section
2005 Company Budget..................................................................................Section 5.1(a)
Acquisition Proposal.................................................................................Section 6.6(a)
Acquisition Transaction..............................................................................Section 8.2(c)
Affiliate............................................................................................Section 3.4(e)
Agreement..................................................................................................Preamble
AIP...............................................................................................Section 6.7(b)(i)
Bank.......................................................................................................Preamble
Bank Merger................................................................................................Preamble
Bank RAP Documents...................................................................................Section 3.4(c)
Bank Servicing Rights...............................................................................Section 3.20(a)
Banking Authorities..................................................................................Section 3.4(c)
Benefit Arrangement...............................................................................Section 3.9(a)(i)
Benefit Plan.....................................................................................Section 3.9(a)(ii)
BHCA.................................................................................................Section 3.1(a)
Bylaws...............................................................................................Section 3.1(a)
Cause............................................................................................Section 6.7(b)(vi)
Certificate of Incorporation.........................................................................Section 3.1(a)
Certificate of Merger...................................................................................Section 1.1
Certificates.........................................................................................Section 2.2(b)
Closing.................................................................................................Section 1.2
Closing Date............................................................................................Section 1.2
COBRA..........................................................................................Section 3.9(c)(viii)
Code.................................................................................................Section 2.2(g)
Company....................................................................................................Preamble
Company Actuarial Analyses..........................................................................Section 3.28(c)
Company Benefit Arrangement.....................................................................Section 3.9(a)(iii)
Company Board Approval.................................................................................Section 3.13
Company Capital Stock................................................................................Section 2.1(g)
Company Common Stock.................................................................................Section 2.1(c)
Company Contracts.......................................................................................Section 3.8
Company Disclosure Schedule.............................................................................Article III
Company Employees....................................................................................Section 6.7(a)
Company Intellectual Property..........................................................................Section 3.17
Company Permits......................................................................................Section 3.5(a)
Company Plan.....................................................................................Section 3.9(a)(iv)
Company Restricted Stock Unit Agreement..............................................................Section 2.1(f)
Company SEC Documents................................................................................Section 3.4(a)
Company Series C Preferred Stock.....................................................................Section 2.1(d)
Company Sponsored Asset Securitization Transaction..................................................Section 3.18(a)
Company Stock Option.................................................................................Section 2.1(e)

Company Stock Plans.....................................................................................Section 3.2
Company Stockholders Meeting.........................................................................Section 6.1(a)
Company Termination Fee..............................................................................Section 8.2(b)
Company's Current Premium............................................................................Section 6.9(b)
Confidentiality Agreement............................................................................Section 6.4(b)
Covered Employees.................................................................................Section 6.7(b)(i)
Covered Receivables....................................................................................Section 3.19
Derivative Transactions................................................................................Section 3.23
DGCL....................................................................................................Section 1.1
Dissenting Shares.......................................................................................Section 2.3
Dissenting Stockholder..................................................................................Section 2.3
Effective Time..........................................................................................Section 1.1
Environmental Laws..................................................................................Section 3.21(a)
ERISA.............................................................................................Section 3.9(a)(v)
ERISA Affiliate..................................................................................Section 3.9(a)(vi)
Exchange Act.........................................................................................Section 3.4(a)
Exchange Fund........................................................................................Section 2.2(a)
FDIC.................................................................................................Section 2.1(e)
Florida DFS..........................................................................................Section 3.3(c)
Governmental Entity..................................................................................Section 3.3(c)
Hazardous Materials.................................................................................Section 3.21(e)
Holders..............................................................................................Section 2.2(a)
HSR Act..............................................................................................Section 3.3(c)
ICOM.................................................................................................Section 3.1(a)
Indemnified Liabilities..............................................................................Section 6.9(a)
Indemnified Parties..................................................................................Section 6.9(a)
Injunction...........................................................................................Section 7.1(c)
Insurance and Warranty Subsidiaries..................................................................Section 3.1(a)
Insurance Authorities................................................................................Section 3.4(d)
Insurance or Warranty Subsidiary.....................................................................Section 3.1(a)
Insurance Policies.....................................................................................Section 3.26
Insurance SAP Documents..............................................................................Section 3.4(d)
IRS...............................................................................................Section 3.9(c)(i)
Knowledge of Parent.....................................................................................Section 4.4
Knowledge of the Company.............................................................................Section 3.5(b)
Law..................................................................................................Section 3.5(a)
Liability.......................................................................................Section 3.9(a)(vii)
material................................................................................................Article III
Material Adverse Effect.................................................................................Article III
MBOs..............................................................................................Section 6.7(b)(i)
Merger.....................................................................................................Preamble
Merger Consideration.................................................................................Section 2.1(g)
Merger Sub.................................................................................................Preamble
MES..................................................................................................Section 3.1(a)

Minnesota DOC........................................................................................Section 3.3(c)
MIP...............................................................................................Section 6.7(b)(i)
MRI..................................................................................................Section 3.4(a)
MWSF.................................................................................................Section 3.1(a)
MWSI.................................................................................................Section 3.1(a)
Notice of Superior Proposal..........................................................................Section 6.6(c)
OCC..................................................................................................Section 2.1(e)
Organizational Documents.............................................................................Section 3.1(a)
Parent.....................................................................................................Preamble
Parent Bank Sub............................................................................................Preamble
Parent Benefit Plan..................................................................................Section 6.7(c)
Parent Disclosure Schedule...............................................................................Article IV
Parent SEC Report.......................................................................................Section 4.4
Paying Agent.........................................................................................Section 2.2(a)
Pension Plan...................................................................................Section 3.9(a)(viii)
Per Common Share Price...............................................................................Section 2.1(c)
Person...............................................................................................Section 2.2(d)
Proxy Statement......................................................................................Section 6.1(b)
PTO..............................................................................................Section 6.7(b)(iv)
Qualified Plan...................................................................................Section 3.9(a)(ix)
RAP..................................................................................................Section 3.4(c)
Receivables............................................................................................Section 3.19
Regulatory Agreement...................................................................................Section 3.11
Related Employer..................................................................................Section 3.9(a)(x)
Required Company Vote..................................................................................Section 3.14
Requisite Regulatory Approvals.......................................................................Section 7.1(b)
SAP..................................................................................................Section 3.4(d)
SEC..................................................................................................Section 3.3(c)
SEC Investigation.......................................................................................Section 5.2
Securities Act.......................................................................................Section 3.2(c)
Securitization Disclosure Documents.................................................................Section 3.18(a)
SERP..............................................................................................Section 6.7(b)(v)
Stockholder Agreement......................................................................................Preamble
Stub Period.......................................................................................Section 6.7(b)(i)
Subsidiary...........................................................................................Section 3.1(b)
Superintendent.......................................................................................Section 3.3(c)
Superior Proposal....................................................................................Section 6.6(e)
Surviving Bank..........................................................................................Section 1.6
Surviving Corporation...................................................................................Section 1.3
tax..................................................................................................Section 3.7(a)
taxable..............................................................................................Section 3.7(a)
taxes................................................................................................Section 3.7(a)
Trust Account Shares.................................................................................Section 2.1(b)
U.S. Affiliates...................................................................................Section 6.7(b)(i)
Violation.............................................................................................Section3.3(b)
Voting Debt...........................................................................................Section3.2(b)
WARN Act..........................................................................................Section3.9(d)(iv)

         AGREEMENT AND PLAN OF MERGER dated as of AUGUST 4, 2005 (this "Agreement") by and among HSBC FINANCE CORPORATION, a Delaware corporation ("Parent"), HSBC CORPORATION I, a Delaware corporation and directly wholly owned subsidiary of Parent ("Merger Sub"), and METRIS COMPANIES INC., a Delaware corporation (the "Company").

         WHEREAS, the Boards of Directors of each of Parent, Merger Sub and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein in which (i) Merger Sub would merge with and into the Company (the "Merger") and, as a result of the Merger, the Company would be the surviving entity and a wholly owned subsidiary of Parent and (ii) immediately following the Merger, the Company's Subsidiary, Direct Merchants Credit Card Bank, National Association (the "Bank") would be merged with and into HSBC Bank Nevada, N.A. ("Parent Bank Sub") (the "Bank Merger") and, as a result of the Bank Merger, Parent Bank Sub would be the surviving entity and a wholly owned subsidiary of Parent.

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, the stockholders of the Company listed on Schedule I have entered into a Stockholder Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit I (the "Stockholder Agreement"), pursuant to which the stockholders have, among other things, agreed to give Parent a proxy to vote all of the shares of capital stock of the Company that such stockholders beneficially own or otherwise have the right to vote in favor of adoption of this Agreement and approval of the Merger and against any Acquisition Proposal; and

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated herein (including the Bank Merger) and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

         Section 1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the Delaware General Corporation Law (the "DGCL"), on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on the date (the "Closing Date") that is the second business day after the satisfaction or waiver (subject to applicable Law) of the conditions set forth in Article VII (excluding conditions that, by their terms, are to be satisfied on the Closing Date), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Minneapolis, Minnesota, 55402, unless another place is agreed to in writing by the parties hereto.

         Section 1.3 Effects of the Merger. At the Effective Time, Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of Delaware. As a result of the Merger, the Company shall become a wholly owned subsidiary of Parent. The Merger will have the effects set forth in the DGCL.

         Section 1.4 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Merger Sub, as set forth in Exhibit 1.4 hereto, shall be the Bylaws of the Surviving Corporation.

         Section 1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time. The officers of the Surviving Corporation shall be elected by the directors of the Surviving Corporation as of the Effective Time.

         Section 1.6 Bank Merger. A bank merger agreement shall be entered into immediately following the Effective Time and shall provide that (i) the Bank shall be merged with and into Parent Bank Sub and the separate existence of the Bank shall cease, and Parent Bank Sub shall be the surviving bank (the "Surviving Bank") and shall continue its existence under the laws of the United States, (ii) the Articles of Association of Parent Bank Sub shall be the Articles of Association of the Surviving Bank, and (iii) the Bylaws of Parent Bank Sub shall be the Bylaws of the Surviving Bank.

                                   ARTICLE II
            CONVERSION OF SECURITIES; PAYMENT OF MERGER CONSIDERATION

         Section 2.1 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Capital Stock (as defined in this Section 2.1(g)):

                   (a) Conversion of Merger Sub Stock. Each issued and outstanding share of common stock, par value $1.00 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time.

                  (b) Cancellation of Treasury Stock. All shares of Company Common Stock (as defined in Section 2.1(c)) that are owned by the Company as treasury stock and all shares of Company Common Stock that are owned, directly or indirectly, by Parent or Company (other than shares of Company Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties ("Trust Account Shares")) shall be cancelled and retired and shall cease to exist, and no stock of Parent, cash or other consideration shall be delivered in exchange therefor.

                  (c) Conversion of Common Stock. Subject to Section 2.3 with regard to Dissenting Shares (as defined in Section 2.3(a)), each share of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than as provided in Section 2.1(b)), shall be converted into the right to receive $15.00 in cash to be distributed in accordance with Section 2.2, without interest (the "Per Common Share Price"); provided, however, that if the Effective Time occurs after December 9, 2005, then the Per Common Share Price shall instead be the amount set forth in Annex 2.1. All such shares of Company Common Stock shall otherwise no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. The Company will amend the terms of any existing restricted stock agreements with respect to outstanding shares of Company Common Stock that do not provide for acceleration of termination of restrictions in connection with the Merger such that all such restrictions will terminate as of the Effective Time.

                  (d) Conversion of Company Series C Preferred Stock. Subject to
         Section 2.3 with regard to Dissenting Shares, all of the shares of Series C Perpetual Convertible Preferred Stock, par value $.01 per share, of the Company (the "Company Series C Preferred Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in the aggregate $682,561,140.00 in cash to be distributed in accordance with Section 2.2, without interest; provided, however, that if the Effective Time occurs after December 9, 2005, then all of the shares of Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in the aggregate the amount set forth in Annex 2.1. All such shares of the Company Series C Preferred Stock shall otherwise no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

                  (e) Cancellation and Conversion of Company Stock Options. Each option to purchase Company Common Stock (a "Company Stock Option") that is outstanding immediately prior to the Effective Time (whether or not exercisable) shall be cancelled as of the Effective Time, in exchange for the right to receive a single lump sum cash payment equal to the excess, if any, of (i) the product of the Per Common Share Price and the number of shares of Company Common Stock subject to such Company Stock Option over (ii) the product of the exercise price per share with respect to each share of Company Common Stock subject to such Company Stock Option and the number of shares of Company Common Stock subject to such Company Stock Option, such lump sum cash payment to be made less any applicable withholding tax at the Effective Time or, if consent or approval of the Office of the Comptroller of the Currency ("OCC") or the Federal Deposit Insurance Corporation ("FDIC") is required for such lump sum cash payment, at such time as such consent or approval is obtained (but in no event before the Effective
         Time), and subject in that case to any conditions, requirements or restrictions imposed by the OCC or the FDIC; provided, that if the exercise price per share of any such Company Stock Option is equal to or greater than the Per Common Share Price, such Company Stock Option shall be cancelled without any cash payment being made in respect thereof. Prior to the Closing, the Company, in consultation with Parent, shall take or cause to be taken any and all actions reasonably necessary, including the amendment of the Company Stock Plans (as defined in Section 3.2(a)) and, as necessary, any stock option agreements entered into under the Company Stock Plans, and shall use reasonable best efforts to obtain any necessary consent of each holder of a Company Stock Option, to give effect to the treatment of Company Stock Options pursuant to this Section 2.1(e), to the extent such treatment is not expressly provided for by the terms of the applicable Company Stock Plan and related award agreements.

                  (f) Cancellation and Conversion of Company Stock Units. Each right to be issued shares of Company Common Stock pursuant to a restricted stock unit agreement of the Company (a "Company Restricted Stock Unit Agreement") that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall be cancelled as of the Effective Time, in exchange for the right to receive a single lump sum cash payment equal to the product of (i) the Per Common Share Price and (ii) the number of shares of Company Common Stock subject to issuance upon settlement of such Company Restricted Stock Unit Agreement, such lump sum cash payment to be made less any applicable withholding tax. Payments with respect to the Company Restricted Stock Unit Agreements shall be made at the Effective Time or, if consent or approval of the OCC or the FDIC is required for such lump sum cash payment, at such time as such consent or approval is obtained (but in no event before the Effective Time), and subject in that case to any conditions, requirements or restrictions imposed by the OCC or the FDIC. Prior to the Closing, the Company, in consultation with Parent, shall take or cause to be taken any and all actions reasonably necessary, including the amendment of the Company Stock Plans and, as necessary, any Company Restricted Stock Unit Agreements, and shall use reasonable best efforts to obtain any necessary consent of each holder of a Company Restricted Stock Unit Agreement, to (x) provide that all shares of Company Common Stock issuable pursuant to outstanding Company Restricted Stock Unit Agreements will vest in connection with the Merger and (y) give effect to the treatment of Company Restricted Stock Unit Agreements pursuant to this Section 2.1(f), to the extent such treatment is not expressly provided for by the terms of the applicable Company Stock Plan and related Company Restricted Stock Unit Agreements.

                  (g) Merger Consideration. The aggregate consideration payable by Parent pursuant to Sections 2.1(c), (d), (e) and (f) is referred to herein as the "Merger Consideration." The components of the Merger Consideration are detailed on Annex 2.1. The Merger Consideration will in no event exceed the sum of $1,593,667,377 plus the aggregate amount of cash received by the Company, if any, on or after the date hereof up to the Effective Time from the exercise of Company Stock Options (it being understood that the maximum number of shares subject to Company Stock Options which will become exercisable during such period is 2,326,556 and the maximum cash proceeds to the Company from such exercises, assuming all such Options were exercised for cash, would be $19,124,290.32). At the Effective Time, each holder of Company Common Stock and Company Series C Preferred Stock (the Company Common Stock and the Company Series C Preferred Stock are collectively referred to as the "Company Capital Stock") shall cease to have any rights (other than Dissenting Shares as set forth in Section 2.3) with respect to such issued and outstanding shares of Company Capital Stock (including, without limitation, the right to vote), except for the right to receive his, her or its respective portion of the Merger Consideration.

         Section 2.2 Payment of Merger Consideration.

                  (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company as a paying agent (the "Paying Agent") for the benefit of the holders of Company Common Stock that are not Dissenting Shares and who are entitled to receive the Merger Consideration (collectively, the "Holders"). At the Effective Time, Parent shall make available to the Paying Agent an amount of cash sufficient to permit payment of the Merger Consideration to the Holders (other than the cash portion of the Merger Consideration to be paid by Parent as provided in Section 2.2(h)) (the "Exchange Fund"). The Paying Agent shall invest the Exchange Fund as directed by Parent, and any interest and other income resulting from such investments shall be paid to Parent. The Paying Agent shall exchange the shares of Company Common Stock for the Merger Consideration in accordance with the terms of this Article II, through such reasonable procedures as the Paying Agent or Parent may adopt.

                  (b) Payment Procedures. As soon as practicable after the Effective Time, Parent or the Paying Agent shall cause to be mailed to each record holder of a certificate or certificates that immediately prior to the Effective Time represented Company Capital Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent, and shall contain instructions for use in effecting the surrender of the Certificates and payment of the Merger Consideration). The Paying Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Upon surrender for cancellation to the Paying Agent of a Certificate held by any Holder or holder of a Certificate of Company Series C Preferred Stock, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the Holder of such Certificate or holder of a Certificate of Company Series C Preferred Stock shall be entitled to receive in exchange therefor that amount of cash equal to the Per Common Share Price for each share of Company Common Stock or, in the case of a holder of a Certificate of Company Series C Preferred Stock, such holder's ratable portion of the aggregate cash amount payable pursuant to
         Section 2.1(d) hereof. Any Certificate so surrendered shall forthwith be cancelled.

                  (c) No Further Ownership Rights in Company Capital Stock. All amounts paid upon conversion of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock. At the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                  (d) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (as defined below) claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, Parent will pay in exchange for such lost, stolen or destroyed Certificate the amounts to which the holders thereof are entitled pursuant to Section 2.1. As used in this Agreement, "Person" means any person, employee, individual, corporation, limited liability company, partnership, trust, joint venture or any other non-governmental entity or any governmental or regulatory authority or body.

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration.

                  (f) No Liability. None of Parent, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Capital Stock for cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to eighteen months after the Effective Time (or immediately prior to such earlier date on which any cash payable to the holder of such Certificate pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                  (g) Withholding. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock or Dissenting Shares such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law, and to collect such tax forms, including Form W-9, the appropriate series of Form W-8 or any other forms, as may be necessary to prevent or reduce any such deduction or withholding. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock or Dissenting Shares in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

                  (h) Payment to Holders of the Company Series C Preferred Stock. On the Closing Date, immediately following the Effective Time and upon the surrender to Parent of the Certificates representing all shares of the Company Series C Preferred Stock, Parent shall pay to the holders of the Company Series C Preferred Stock, by wire transfer of immediately available funds to an account designated by such holders, that amount of cash constituting the Merger Consideration which such holders are entitled to receive pursuant to Section 2.1(d).

         Section 2.3 Dissenters' Rights.

                  (a) Shares of Company Capital Stock with respect to which a demand for payment and appraisal has been properly made and perfected in accordance with Section 262 of the DGCL ("Dissenting Shares") will not be converted into the right to receive from Parent the portion of the Merger Consideration otherwise payable with respect to such shares at or after the Effective Time and the holder thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. If a holder of Dissenting Shares (a "Dissenting Stockholder") shall withdraw, in accordance with Section 262 of the DGCL, such holder's demand for such appraisal or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive from Parent the Merger Consideration into which such holder's Company Capital Stock was converted as of the Effective Time pursuant to this Agreement.

                  (b) The Company shall give Parent notice of any demand received by the Company from a holder of Dissenting Shares for appraisal of shares of Company Capital Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company, and copies of any correspondence received by the Company relating to any such demand or potential demand, and Parent shall have the right to participate in and, after the Effective Time, to direct, all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Parent, or as required under the DGCL, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal. Each Dissenting Stockholder who, pursuant to the provisions of Section 262 of the DGCL, becomes entitled to payment of the value of the Dissenting Shares will receive payment therefor after the value therefor has been agreed upon or finally determined pursuant to such provisions, and any Merger Consideration that would have been payable with respect to such Dissenting Shares will be retained by Parent.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently herewith (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as set forth below. Information disclosed in any section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to such other subsections of this Agreement or the Company Disclosure Schedule only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other subsections.

         As used in this Agreement, (i) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the business, assets, liabilities, capitalization, financial condition or results of operations of such entity and its Subsidiaries (as defined in Section 3.1(b)) taken as a whole; and (ii) the term "Material Adverse Effect" means, with respect to any entity, an effect which (A) is materially adverse to the business, assets, liabilities, capitalization, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, or (B) materially impairs the ability of such entity to perform its obligations hereunder; provided that, in any such case referred to in clause (i) or (ii)(A) the following shall not be deemed "material" or to have a Material Adverse Effect: any change or event caused by or resulting from (1) changes, after the date hereof, in prevailing interest rates, currency exchange rates or other economic or monetary conditions in the United States, (2) changes, after the date hereof, in United States securities markets, including changes in price levels or trading volumes, (3) changes or events, after the date hereof, affecting the credit card industry, the consumer finance industry, and/or financial services industry generally and not specifically relating to the Company or any of its Subsidiaries, as the case may be, (4) changes, after the date hereof, in U.S. generally accepted accounting principles or regulatory accounting requirements applicable to companies operating in the U.S. credit card industry, the U.S. consumer finance industry and/or the U.S. financial services industry generally; (5) changes, after the date hereof, in Laws of general applicability or interpretations thereof by any Governmental Entity (as defined in Section 3.3(c)), (6) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof or (7) any outbreak, after the date hereof, of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located; other than, in the case of clauses (1), (2), (4), (5) and (7), to the extent that any such change or outbreak has a disproportionate adverse effect (other than a disproportionate adverse effect where the disproportion is de minimis) on the Company and its Subsidiaries relative to comparable businesses generally.

         Section 3.1 Organization, Standing and Power.

                  (a) The Company is a Delaware corporation duly organized, validly existing and in good standing under the Laws of Delaware. The Bank is a limited purpose credit card bank chartered as a national banking association. The Company has not registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). The business and activities conducted by the Bank qualify it as a credit card bank exempt from the definition of "bank" under the BHCA pursuant to Section 2(c)(2)(F) thereof. The Company's Subsidiary, MES Insurance Agency, LLC, a Minnesota limited liability company, is an insurance agency licensed and located in Minnesota ("MES"), the Company's Subsidiary, ICOM Limited, a Bermuda company, is a Class 2 Insurer licensed and located in Bermuda ("ICOM"), the Company's Subsidiary, Metris Warranty Services, Inc., a Delaware corporation, is a service contract obligor organized in Delaware, located in Minnesota and licensed in various states ("MWSI"), and the Company's Subsidiary, Metris Warranty Services of Florida, Inc., a Florida corporation, is a service contract obligor organized and licensed in Florida and located in Minnesota ("MWSF" and together with MES, ICOM, and MWSI, the "Insurance and Warranty Subsidiaries" and, each individually, an "Insurance or Warranty Subsidiary "). Each of the Company's Subsidiaries (as defined in Section 3.1(b)) is an organization duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify, either individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. True, complete and correct copies of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws") of the Company and the certificate of incorporation and bylaws or other comparable organizational documents of the Company's Subsidiaries (the "Organizational Documents") as in effect on the date of this Agreement have been provided to Parent.

                  (b) As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which that have by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, or by such party and one or more of its Subsidiaries.

         Section 3.2 Capital Structure.

                  (a) The authorized capital stock of the Company consists of three hundred million (300,000,000) shares of Company Common Stock, and ten million (10,000,000) shares of preferred stock, of which two million (2,000,000) shares have been designated Company Series C Preferred Stock. As of August 2, 2005 (i) 58,461,687 shares of Company Common Stock were issued and outstanding, 10,904,381 shares of Company Common Stock were reserved for issuance upon the exercise or payment of stock options, stock units or other awards granted or subject to grant under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan, Metris Companies Inc. Amended and Restated Non-Employee Directors Stock Option Plan, Metris Companies Inc. Employee Stock Purchase Plan, the Non-Qualified Employee Stock Purchase Plan, Metris Companies Inc. Management Stock Purchase Plan and Metris Companies Inc. Annual Incentive Bonus Plan for Designated Corporate Officers (such stock options, units and other awards and plans, collectively, the "Company Stock Plans"), and 7,055,300 shares of Company Common Stock were held by the Company in its treasury or by its Subsidiaries; and (ii) 1,444,186 shares of Company Series C Preferred Stock were issued and outstanding and 57,599 shares of Company Series C Preferred Stock that will accrue through December 9, 2005 with respect to the payment-in-kind dividends thereon. All outstanding shares of Company Common Stock and Company Series C Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. Such outstanding shares of Company Common Stock and Company Series C Preferred Stock (x) are not subject to and (y) were not issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company's Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or is otherwise bound.

                  (b) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote ("Voting Debt") are issued or outstanding.

                  (c) Except for (i) this Agreement, (ii) options, restricted stock units or awards issued or to be issued under the Company Stock Plans which represented, as of August 2, 2005, the right to acquire up to an aggregate of 5,328,039 shares of Company Common Stock (1,227,685 restricted stock units, 2,323,982 stock options with an exercise price less than the Per Common Share Price, and 1,776,372 stock options with an exercise price equal to or greater than the Per Common Share Price),
         (iii) the declaration and payment of regular quarterly payment-in-kind dividends on the Company Series C Preferred Stock in accordance with the Series C Certificate of Designation and (iv) agreements entered into and securities and other instruments issued after the date of this Agreement as permitted by Section 5.1(c), there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any Subsidiary of the Company is a party or by which it or any such Subsidiary is bound obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (x) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, or (y) pursuant to which the Company or any of its Subsidiaries is or could be required to register shares of Company Capital Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act").

                  (d) Since March 31, 2005, other than regular quarterly payment in kind dividends on the Company Series C Preferred Stock in accordance with the Series C Certificate of Designation, the Company has not (i) issued or permitted to be issued any shares of capital stock, stock appreciation rights or securities exercisable or exchangeable for or convertible into shares of capital stock of the Company or any of its Subsidiaries, other than pursuant to the Company Stock Plans, any Company Stock Options, Company Restricted Stock Units and other awards issued prior to the date hereof under the Company Stock Plans (or issued after the date hereof in compliance with Section 5.1(c) and
         Section 5.1(i)); (ii) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more of the Company's Subsidiaries, any shares of capital stock of the Company or any of its Subsidiaries; or (iii) declared, set aside, made or paid to the stockholders of the Company, dividends or other distributions on the outstanding shares of capital stock of the Company.

         Section 3.3 Authority.

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject in the case of the consummation of the Merger to the adoption of this Agreement by the requisite vote of the holders of Company Capital Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or constitute a change in control under, require the payment of a penalty under, or result in the creation of a lien, pledge, security interest, charge or other encumbrance on any assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, change in control, requirement or creation, a "Violation"), any provision of the Certificate of Incorporation or Bylaws of the Company or any of the Organizational Documents of any Subsidiary of the Company, or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in subsection (c) of this Section 3.3, result in any Violation of any Law or any loan or credit agreement, note, mortgage, indenture, lease, Company Plan (as defined in Section 3.9(a)), or agreement entered into in connection with a Company Sponsored Asset Securitization Transaction, or other agreement, obligation, instrument, permit, concession, franchise or license, applicable to the Company or any Subsidiary of the Company or their respective properties or assets, except in the case of clause (ii) of this Section 3.3(b), for any such Violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (c) No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or industry self-regulatory organization (a "Governmental Entity") or any other Person is required by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby (including the Bank Merger), except for (i) the filing of applications and notices with the OCC and FDIC and approval thereof, (ii) the filing of applications and notices with the Board of Governors of the Federal Reserve, (iii) the filing of applications and notices with the Superintendent of the Arizona State Banking Department ("Superintendent"), (iv) the filing of notices with the Minnesota Department of Commerce ("Minnesota DOC"), (v) the filing of applications and notices with the Florida Department of Financial Services, including any department thereof ("Florida DFS") and approval thereof, (vi) the filing of applications and notices with the Bermuda Monetary Authority and approval thereof, (vii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (viii) the filing with the Securities and Exchange Commission (the "SEC") of (A) the Proxy Statement (as defined in Section 6.1(b) and (B) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ix) the Required Company Vote (as defined in Section 3.14), (x) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, and (xi) such other consents, approvals, waivers, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         Section 3.4 SEC Documents; Regulatory Reports.

                  (a) Each of the Company and its Subsidiary, Metris Receivables, Inc., a Delaware corporation ("MRI"), has filed all required reports, schedules and other documents with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001 (such reports, schedules and other documents, the

         "Company SEC Documents"). The Company SEC Documents (i) were filed on a timely basis, (ii) as of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and (iii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries (including any related notes and schedules) included in the Company SEC Documents as of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly presented in all material respects the consolidated financial position of Company and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies as of the dates and for the periods shown. No Subsidiary of the Company other than MRI is subject to the reporting requirements of
         Section 13(a) or Section 15(d) of the Exchange Act.

                  (b) Other than the Company SEC Documents, which are addressed in subsection (a), the Bank RAP Documents, which are addressed in subsection (c), and the Insurance SAP Documents, which are addressed in subsection (d), each of the Company and its Subsidiaries has (i) timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2001 with any Governmental Entity,
         (ii) paid all fees and assessments due and payable in connection therewith and (iii) made available, to the extent permitted by applicable Law, to Parent copies of all such reports, registrations and statements (and amendments thereto).

                  (c) The Bank has filed all reports, registrations, statements and other documents, together with any amendments required to be made with respect thereto and any exhibits and other information required to be incorporated therein, that it was required to file with the OCC, the Superintendent, the Board of Governors of the Federal Reserve, and the FDIC (collectively, the "Banking Authorities") since December 31, 2001 (the "Bank RAP Documents"). The Bank RAP Documents (i) were filed on a timely basis, (ii) were prepared in conformity with regulatory accounting practices prescribed or permitted by the Banking Authorities ("RAP") consistently applied, for the periods covered thereby (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing) and (iii) fairly present in all material respects the statutory financial position of the Bank in accordance with RAP as at the respective dates thereof and the results of operations of the Bank for the respective periods then ended. No material deficiency has been asserted with respect to any Bank RAP Documents by the Banking Authorities or any other Governmental Entity. The audited annual balance sheets and income statements of the Bank as of and for the years ended December 31, 2001, 2002, 2003 and 2004 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly presented in all material respects the financial position of the Bank and the results of operations, changes in stockholder's equity and cash flows of the Bank as of the dates and for the periods shown. The Company or the Bank has provided to Parent true and complete copies of (i) all Bank RAP Documents for the years ended December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004 and the quarterly periods ended March 31, 2005 and June 30, 2005, and (ii) to the extent permitted by applicable Law and subject to regulatory approval, all examination reports of any Banking Authorities conducted since December 31, 2001 and relating to the Bank.

                  (d) Each of the Company and the Insurance and Warranty Subsidiaries has filed all required annual and quarterly statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the Minnesota DOC, the Florida DFS, and the Bermuda Monetary Authority (collectively, the "Insurance Authorities") since December 31, 2001 (the "Insurance SAP Documents"). The Insurance SAP Documents (i) were filed on a timely basis, (ii) were prepared in conformity with regulatory accounting practices prescribed or permitted by the Insurance Authorities, including the Bermuda generally accepted auditing standards ("SAP"), consistently applied, for the periods covered thereby (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing) and (iii) fairly present in all material respects the statutory financial position of the Company and the relevant Insurance and Warranty Subsidiaries in accordance with applicable SAP as at the respective dates thereof and the results of operations of the Company and the relevant Insurance and Warranty Subsidiaries for the respective periods then ended. No material deficiency has been asserted with respect to any Insurance SAP Documents by the Insurance Authorities or any other Governmental Entity. The Company has provided to Parent true and complete copies of (i) all Insurance SAP Documents for the years ended December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004 and the quarterly periods ended March 31, 2005 and June 30, 2005, and (ii) to the extent permitted by applicable Law and subject to regulatory approval, all examination or other supervisory reports of the Insurance Authorities conducted since December 31, 2001 and relating to the Company or any Insurance or Warranty Subsidiary.

                  (e) Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has entered into any transaction that would be subject to disclosure pursuant to Item 404 of Regulation S-K. All agreements and transactions between or among any of the Company and any of its Subsidiaries are, to the extent required, in compliance with the terms of any applicable Laws and agreements with Governmental Entities. As used in this Agreement, "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

         Section 3.5 Compliance with Applicable Laws.

                  (a) Each of the Company and its Subsidiaries holds all permits, licenses, variances, exemptions and approvals of all Governmental Entities that are material to the operation of its business (the "Company Permits"). Each of the Company and its Subsidiaries is and has been in compliance with the terms of the Company Permits, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company (as defined in Section 3.5(b)), no Company Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all federal, state, local or foreign laws, statutes, ordinances, codes, rules, regulations, judgments, orders, injunctions, decrees, writs or operating or written agreements of any Governmental Entity (individually, a "Law" and collectively, the "Laws") applicable to the conduct of its business or the ownership or operation of its properties or assets, including state usury Laws, consumer lending and insurance Laws, the Truth in Lending Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the USA Patriot Act of 2001, the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the rules and regulations under any of the foregoing, and the rules and regulations of the New York Stock Exchange (all as amended from time to time). Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all applicable Laws with respect to collection practices in seeking payment under any loan or credit extension of the Company or the Bank. Except for normal examinations conducted by a Governmental Entity in the ordinary course of the business of the Company and its Subsidiaries, no investigation, examination, audit, review or disciplinary proceeding by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened.

                  (b) As used in this Agreement, "Knowledge of the Company" means the actual knowledge of (i) the executive officers of the Company and its Subsidiaries and (ii) the individuals with the primary responsibility over operational or functional areas of the Company and its Subsidiaries.

         Section 3.6 Legal Proceedings. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there is no suit, action, claim, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the Knowledge of the Company, threatened, against or affecting the Company or any Subsidiary of the Company as to which there is a substantial possibility of a material adverse outcome. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of Company that is material to the Company.

         Section 3.7 Taxes.

                  (a) The Company and each of its Subsidiaries have filed, or caused to be filed, on a timely basis (taking into account any extension of time within which to file), all material tax returns required to be filed by any of them and have paid in full (or the Company has paid in full on behalf of any of its Subsidiaries), or have set up an adequate reserve for the payment of, all material taxes required to be paid. All such tax returns were true, complete and correct in all material respects. The most recent financial statements contained in the Company SEC Documents filed prior to the date of this Agreement reflect an adequate reserve, in accordance with generally accepted accounting principles, for all taxes payable by the Company and its Subsidiaries accrued through the date of such financial statements. No material deficiencies or other claims for any taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that are not adequately reserved for. As used in this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall mean (i) all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clauses (i) or (ii).

                  (b) The Company (i) has delivered to Parent or made available to Parent for inspection complete and correct copies of all material tax returns of the Company or any Subsidiary of the Company relating to taxes for the taxable periods ending December 31, 2002 and December 31, 2003, and (ii) has retained and will deliver or make available to Parent, on Parent's reasonable request, complete and correct copies of material tax returns of the Company or any Subsidiary of the Company relating to taxes for all taxable periods for which the applicable statute of limitations has not yet expired, as well as all related books and records so as to meet the requirements of Section 6001 of the Code.

                  (c) The federal income tax returns of the Company and each Subsidiary of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through 1997. No examination or audit of any tax return of the Company or any Subsidiary of the Company by any Governmental Entity is currently in progress. Neither the Company nor any Subsidiary of the Company has been informed in writing by any jurisdiction where the Company or any Subsidiary of the Company does not file a tax return that the jurisdiction believes that the Company or any Subsidiary of the Company was required to file any material tax return that was not filed. Neither the Company nor any Subsidiary of the Company has (i) waived any statute of limitations with respect to taxes or agreed to extend the period for assessment or collection of any taxes, (ii) requested any extension of time within which to file any tax return, which tax return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority.

                  (d) Neither the Company nor any Subsidiary of the Company is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary tax returns other than (i) the group of which the Company is the common parent, and (ii) the group of which Fingerhut Companies, Inc. and its successors and assigns is the common parent.

                  (e) Neither the Company nor any Subsidiary of the Company is a party to any tax sharing agreement or arrangement other than with each other and with Fingerhut Companies, Inc. and its successors and assigns.

                  (f) Neither the Company nor any Subsidiary of the Company: (i) is a "consenting corporation" within the meaning of former Section 341(f) of the Code, and none of the assets of the Company or any Subsidiary of the Company is subject to an election under former
         Section 341(f) of the Code; or (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

                  (g) Neither the Company nor any Subsidiary of the Company has distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any Subsidiary of the Company been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

                  (h) There are no material liens or other encumbrances with respect to taxes upon any of the assets or properties of the Company or any Subsidiary of the Company, other than with respect to taxes not yet due and payable.

                  (i) Neither the Company nor any of its Subsidiaries has entered into a transaction that is identified by published guidance as a listed transaction under Treas. Reg. Section 1.6011-4(b)(2).

                  (j) The Company and each of its Subsidiaries have withheld from amounts owing to any employee, creditor or other person all taxes required by Law to be withheld and have paid over to the proper governmental authority in a timely manner all such withheld amounts to the extent due and payable, except for immaterial failures to withhold and pay over.

         Section 3.8 Certain Agreements. Except for this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (i) with respect to the employment of any directors or executive officers, or with any consultants that are natural persons, involving the payment of $250,000 or more per annum, (ii) which involves the payment or receipt of payment of $1 million or more per annum or is otherwise material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted or currently contemplated to be conducted by the Company and its Subsidiaries, (iii) which limits the ability of the Company or any of its Subsidiaries to compete in any line of business, in any geographic area or with any Person, or which requires referrals of business or requires the Company or any of its Affiliates to make available investment opportunities to any Person on a priority, equal or exclusive basis, and in each case which limitation or requirement would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (iv) with or to a labor union or guild (including any collective bargaining agreement), (v) in the case of a Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) which relates to indebtedness of the Company or any of its Subsidiaries in the principal amount of $5 million or more, or (vii) which would prohibit or delay the consummation of any of the transactions contemplated by this Agreement. The Company has made available to Parent complete and accurate copies of each contract, arrangement, commitment or understanding of the type described in this Section 3.8 (collectively referred to herein as the "Company Contracts"). All of the Company Contracts are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms, and are enforceable against the Company or the applicable Subsidiary of the Company and, to the Company's Knowledge, against the other parties thereto, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equitable principles. Neither the Company nor any of its Subsidiaries has, and to the Knowledge of the Company, none of the other parties thereto has, violated any material provision of, or committed or failed to perform any material act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a material default under the provisions of, any Company Contract.

         Section 3.9 Benefit Plans.

                  (a) Definitions.

                           (i) "Benefit Arrangement" means any benefit
                  arrangement, obligation, custom, or practice to provide benefits (other than merely as salary or under a Benefit Plan) as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including employment or consulting agreements, severance agreements or pay policies, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, sick leave, vacation pay, plant closing benefits, patent award programs, salary continuation for disability, workers' compensation, retirement, deferred compensation, bonus, equity compensation, stock option or purchase plans or programs, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Code

                  Section 125 and any plans providing benefits or payments in the event of a change in control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, independent contractors, or agents.

                           (ii) "Benefit Plan" has the meaning given in ERISA
                  Section 3(3), together with plans or arrangements that would be so defined if they were not (A) otherwise exempt from ERISA by that or another section, (B) maintained outside the United States, or (C) individually negotiated or applicable only to one person.

                           (iii) "Company Benefit Arrangement" means any Benefit
                  Arrangement any Related Employer sponsors or maintains or with respect to which any Related Employer has or may have any current or future Liability, in each case with respect to any present or former directors, employees, officers, or agents of, or service providers to, any Related Employer.

                           (iv) "Company Plan" means any Benefit Plan any
                  Related Employer sponsors or maintains or to which any Related Employer is obligated to make payments or has or may have any Liability, in each case with respect to any present or former employees of any Related Employer, and any Qualified Plan that was terminated on or after January 1, 1995.

                           (v) "ERISA" means the Employee Retirement Income
                  Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor Law.

                           (vi) "ERISA Affiliate" means any Person that,
                  together with any Related Employer, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

                           (vii) "Liability" means any direct or indirect
                  liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured (individually, a "Liability" and collectively, the "Liabilities").

                           (viii) "Pension Plan" means any Benefit Plan subject
                  to Code Section 412 or ERISA Section 302 or Title IV (including any multiemployer plan as described in Section 3(37) of ERISA) or any comparable plan not covered by ERISA.

                           (ix) "Qualified Plan" means any Benefit Plan that is
                  intended to meet the requirements of Section 401(a) of the Code, including any such Benefit Plan that was terminated on or after January 1, 1995.

                           (x) "Related Employer" means the Company and any
                  Subsidiary of the Company employing any non-Company employee or service provider.

                  (b) Section 3.9(b) of the Company Disclosure Schedule contains a complete and accurate list of all Company Plans and Company Benefit Arrangements and other employment contracts.

                  (c) With respect, as applicable, to Benefit Plans and Benefit
         Arrangements:

                           (i) The Company has delivered to Parent true and
                  complete copies of the following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable: (A) all plan or arrangement documents (or, if no plan document exists, a written description of the Company Plan or Company Benefit Arrangement), including trust agreements, insurance policies, service agreements and formal and informal amendments to each; (B) the most recent Form 5500 or other comparable documents and any attached financial statements and those for the prior three years and any related actuarial reports; (C) the last Internal Revenue Service ("IRS") determination or opinion letter and the last IRS determination or opinion letter that covered the qualification of the entire plan (if different); (D) summary plan descriptions, summaries of material modifications, any prospectuses that describe the Company Plans or Company Benefit Arrangements, and Statement of Financial Accounting Standards Nos. 87, 106, 112, and 123R reports or other comparable documents; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all material notices the IRS, Department of Labor, or any other domestic or foreign Governmental Entity issued to the Related Employers within the four years preceding the date of this Agreement; and (G) employee manuals or handbooks containing personnel or employee relations policies.

                           (ii) Each Company Plan and each Company Benefit
                  Arrangement has been maintained in all material respects in accordance with its constituent documents and with all applicable provisions of domestic and foreign Laws, including federal and state securities Laws and any reporting and disclosure requirements. With respect to any Company Plan or Company Benefit Arrangement that is subject to Section 409A of the Code, the Company will adopt amendments by December 31, 2005 (or such other extended deadline as the Treasury may permit under Section 409A of the Code), so that no such Company Plan or Company Benefit Arrangement is likely to result in any participant's incurring income acceleration or penalties under Section 409A of the Code. Section 3.9(c)(ii) of the Company Disclosure Schedule lists all Company Plans or Company Benefit Arrangement that are or may be subject to
                  Section 409A of the

                  Code. The only Qualified Plan currently in operation is the 401(k) Retirement Benefit Plan. No Related Employer has maintained or contributed to another Qualified Plan. The Company has received a favorable determination letter from the IRS that has not been revoked, no Qualified Plan has been amended since the date of its most recent determination letter or application therefor in any material respect, and, to the Knowledge of the Company, nothing has occurred with respect to the operation of any Qualified Plan that could cause the loss of such qualification or exemption or the imposition of any Liability, lien, penalty or Tax under ERISA or the Code or materially increase its cost; with respect to each Company Plan, to the Knowledge of the Company, no transactions prohibited by Code Section 4975 or ERISA Section 406 and no breaches of fiduciary duty described in ERISA Section 404 have occurred; the Related Employers have fiduciary liability insurance of at least $55.0 million in effect covering the fiduciaries of the Company Plans with respect to whom the Related Employers could have Liability; no Qualified Plan has experienced a termination or partial termination; no act or omission has occurred and, to the Knowledge of the Company, no condition exists with respect to any Company Plan that would subject the Related Employers to any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Plan, nor, to the Knowledge of the Company, will any of the transactions contemplated by this agreement give rise to such an obligation; and the Related Employers have never sponsored an employee stock ownership plan. Each Qualified Plan that provides for compliance with ERISA Section 404(c), or is intended to comply with such provision, so complies.

                           (iii) Neither any Related Employer nor any ERISA
                  Affiliate has ever sponsored or maintained or had any Liability with respect to any Pension Plan.

                           (iv) There are no pending claims (other than routine
                  benefit claims) or lawsuits that have been asserted or instituted by, against, or relating to, any Company Plans or Company Benefit Arrangements nor, to the Knowledge of the Company, is there any basis for any such claim or lawsuit. No Company Plans or Company Benefit Arrangements are or have been under audit or examination (nor has notice been received of a potential audit or examination) by any Governmental Entity; and no matters are pending under the IRS's Employee Plans Compliance Resolutions System or any successor or predecessor program.

                           (v) No Company Plan or Company Benefit Arrangement
                  contains any provision or is subject to any Law that would (A) increase, accelerate, or vest any benefit; (B) require severance, termination or other payments; (C) provide any term of employment or compensation guarantee; (D) trigger any Liabilities (including any obligation to provide a tax gross-up); or (E) measure any values of benefits on the basis of any of the transactions contemplated by this Agreement. Any payments that would be treated as change in control payments for purposes of bank regulation under 12 CFR 359.4(a)(3) will comport with such regulation and, prior to being made, will have received proper approval from the OCC and, as may be required, with the concurrence of the FDIC. No stockholder, employee, officer, or director of any Related Employer has been promised or paid any bonus or incentive compensation related to the transactions contemplated pursuant to this Agreement. The Related Employers have provided to Parent such accurate information as Parent would reasonably be expected to need to enable Parent to calculate any excise tax due under Code Section 4999 as a result of the transactions contemplated by this Agreement for which any Related Employer or Parent may directly or indirectly become liable, and the amount of deductions that may be disallowed under Code Section 280G as a result of the transactions contemplated by this Agreement.

                           (vi) Each Company Plan and Company Benefit
                  Arrangement is amendable and terminable unilaterally by the applicable Related Employer at any time without liability or expense to the Related Employers or such plan or arrangement as a result thereof (other than for benefits accrued through the date of amendment or termination and reasonable administrative expenses related thereto), and no plan documentation or agreement or communication distributed generally to employees by its terms prohibits the Related Employers from amending or terminating such Company Plan or Company Benefit Arrangement.

                           (vii) Each Related Employer has paid all amounts it
                  is required to pay as contributions to the Company Plans as of the date hereof; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with generally accepted accounting principles and records of such Related Employer; all monies withheld from employee paychecks for Company Plans have been transferred to the relevant plan within the time applicable regulations specify; the assets of each Company Plan that is funded are reported at their fair market value on the books and records of such Company Plan; within the preceding three (3) fiscal years, no Related Employer has, as a result of a retroactive rate adjustment or loss sharing arrangement, incurred any material liability with respect to a Company Plan or state workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund.

                           (viii) All group health plans of the Related
                  Employers and their ERISA Affiliates materially comply with the requirements of Part 6 of Title I of ERISA ("COBRA"), Code
                  Section 5000, the Health Insurance Portability and Accountability Act, and any other comparable domestic or foreign Laws; no Related Employer has any Liability under or with respect to COBRA for its own actions or omissions or those of any predecessor or ERISA Affiliate; no Related Employer provides benefits through a voluntary employee beneficiary association as defined in Code Section 501(c)(9); no current or former employee or director (or beneficiary of any of the foregoing) of any Related Employer is now, or after completing additional service or applying at a future date will be, entitled to receive any post-employment benefits from any Related Employer, including death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable Law or the terms of the Qualified Plan require and there have been no written or oral commitments inconsistent with the foregoing.

                           (ix) No Related Employer has taken any action since
                  March 31, 2005 that would have required consent under Section 5.1(i) if Section 5.1(i) had been in effect beginning as of such date.

                           (x) No Related Employer has had any Benefit Plan or
                  Benefit Arrangement covering any employee which plan or arrangement is subject to the Laws of any jurisdiction outside the United States.

                           (xi) All actions to be taken under this Agreement
                  with respect to equity or equity-based compensation (A) are permitted by the terms of the applicable Company Benefit Arrangements (or appropriate consents have been or will be obtained from the affected participants); (B) will be consistent with material communications to recipients of such compensation; and (C) will comply in all material respects with applicable Law.

                  (d) With respect to employees of and independent contractors to the Related Employers:

                           (i) Each Related Employer has complied in all
                  material respects with all applicable domestic and foreign Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such Laws respecting employment discrimination, employee classification, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has complied in all material respects with all employment agreements, and no claims, controversies, investigations or suits are pending or, to the Knowledge of the Company, threatened, with respect to such Laws or agreements, either by private individuals or by Governmental Entities; and all employees are at-will.

                           (ii) No labor union has ever represented the Related
                  Employer's employees and no collective bargaining agreement has been binding against the Related Employers; the Related Employers have not engaged in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Related Employers pending or, to the Knowledge of the Company, threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers' council.

                           (iii) All persons who have performed services for the
                  Related Employers while classified as independent contractors have satisfied the requirements of Law to be so classified, and the applicable Related Employer has fully and accurately reported their compensation on IRS Forms 1099 or other applicable Tax forms for independent contractors when required to do so.

                           (iv) Since January 1, 2004, no Related Employer has
                  effectuated (A) a plant closing as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended from time to time (the "WARN Act") affecting any site of employment or one or more operating units within any site of employment of the Company or (B) a mass layoff as defined in the WARN Act, nor has any Related Employer been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. Since January 1, 2004, the Related Employers have provided notices under the WARN Act as described in Section 3.9(d)(iv) of the Company Disclosure Schedule.

                           (v) There are no loans or extensions of credit (other
                  than (A) for routine business expenses or (B) under credit cards issued by the Bank, in either case, in compliance with Regulation O under 12 C.F.R. Part 215) between the Related Employers and any current director, officer, or employee in excess of $1,000, and any such loans or extensions comply with applicable Law.

                           (vi) All employees of the Related Employers are
                  employed within the United States. All persons employed in the United States are citizens of the United States. Section 3.9(d)(vi) of the Company Disclosure Schedule indicates the immigration status of any persons employed in the United States who are not citizens of the United States.

                           (vii) The Company has provided to Parent a complete
                  and accurate list, as of the date hereof, of (A) all employees of a Related Employer who earned more than $100,000 in 2004 or who it is reasonably expected will earn more than $100,000 in 2005; (B) all officers and all directors of the Related Employers; (C) all employment agreements with any employees, officers, and directors; and (D) the current annual compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such employee, officer or director as of (x) the date of this Agreement and (y) as of the Closing Date. Any accruals for incentive bonuses to employees of the Company for the fiscal year 2005 are accurately reflected on the Company's financial statements and will be accurately reflected on the Company's financial statements through the Closing Date. The Company has provided to Parent a complete and accurate list as of July 28, 2005 of the totals accrued for paid time off for all employees.

         Section 3.10 Subsidiaries. Section 3.10 of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of the Company's Subsidiaries and the Company's direct or indirect equity interest therein. All of the shares of capital stock or other equity interests of each of the Subsidiaries held by the Company or by a Subsidiary of the Company are owned by the Company or a Subsidiary of the Company free and clear of any claim, lien, charge, security interest or encumbrance of any nature whatsoever and, in the case of shares of capital stock, are fully paid and non-assessable.

         Section 3.11 Agreements with Regulators. Neither the Company nor any Subsidiary of the Company (i) is a party to any operating or other written agreement, consent decree or memorandum of understanding with, or any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Entity which restricts in any material respect the conduct of its business, or in any manner relates to its capital adequacy, its policies, its management or its business (each, a "Regulatory Agreement"), or
(ii) has, since December 31, 2001, been advised by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

         Section 3.12 Absence of Certain Changes or Events. Except as permitted by Section 5.1, since March 31, 2005 (a) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and (b) there has not been (i) any change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (ii) any other action or event that would have required the consent of Parent pursuant to
Section 5.1 had such action or event occurred after the date of this Agreement.

         Section 3.13 Board Approval. The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held (the "Company Board Approval"), has (i) determined that this Agreement and the Merger are fair to and in the best interests of Company and its stockholders and declared the Merger to be advisable, (ii) approved this Agreement and the Merger in accordance with the provisions of the DGCL, and
(iii) recommended that the stockholders of Company approve this Agreement (including the Merger) and directed that such matter be submitted for consideration by Company stockholders at the Company Stockholders Meeting (as defined in Section 6.1(a)), and (iv) to the extent necessary, assuming the accuracy of Parent's representations in Section 4.9, adopted a resolution or taken such action having the effect of causing the Company not to be subject to any state takeover Law or similar Law or similar provision in the Certificate of Incorporation that might otherwise apply to this Agreement, the Stockholder Agreement, the Merger or the Bank Merger or any other transactions contemplated by this Agreement or the Stockholder Agreement.

         Section 3.14 Vote Required. Assuming the accuracy of Parent's representations in Section 4.9, the affirmative vote of the holders of a majority of the voting power of the outstanding Company Common Stock and the outstanding Company Series C Preferred Stock (voting on an as converted to Company Common Stock basis), voting together as a single class (the "Required Company Vote"), is the only vote of the holders of any class or series of

Company Capital Stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger).

         Section 3.15 Properties. The Company or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Company SEC Documents filed prior to the date of this Agreement as being owned by the Company or one of its Subsidiaries or acquired after the date thereof that are material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever, except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of the Company which are banks incurred in the ordinary course of their banking business, (C) liens for taxes not yet due and payable or for taxes being contested in good faith for which adequate reserves have been made and (D) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is, to the Knowledge of the Company, valid and in full force and effect without material existing default thereunder by the lessee or the lessor, and enforceable against the Company or the applicable Subsidiary of the Company and, to the Company's Knowledge, against the other parties thereto, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         Section 3.16 Company Information. The information relating to the Company and its Subsidiaries that is provided by the Company or any of its Affiliates or representatives for inclusion in the Proxy Statement or any other document filed with any Governmental Entity in connection with the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

         Section 3.17 Intellectual Property. The Company and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) necessary to carry on their businesses substantially as currently conducted (collectively, the "Company Intellectual Property"). Neither the Company nor any such Subsidiary has received any written notice of infringement of or conflict with, and to the Knowledge of the Company, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Company Intellectual Property.

         Section 3.18 Securitization Matters.

                  (a) No registration statement, prospectus, private placement memorandum or other offering document, or any amendments or supplements to any of the foregoing (collectively, "Securitization Disclosure Documents"), utilized in connection with the offering of securities in any Company Sponsored Asset Securitization Transaction (as defined below), as of its effective date (in the case of a registration statement) or its issue date (in the case of any other such document), contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each Securitization Disclosure Document complied, as of its effective date (in the case of a registration statement) or its issue date (in the case of any other such document), in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Securitization Disclosure Document. As used in this Agreement, "Company Sponsored Asset Securitization Transaction" means any loan or other asset securitization transaction in which the Company or any of its Subsidiaries was an issuer, sponsor, depositor or transferor.

                  (b) Section 3.18(b) of the Company Disclosure Schedule sets forth a true and correct list as of the date hereof of all outstanding Company Sponsored Asset Securitization Transactions, and for each such transaction a list of all outstanding securities issued therein, including securities retained by the Company and its Subsidiaries, and includes the original and current rating (where such ratings exist) and the principal amount as of the most current reporting date for each security listed thereon.

                  (c) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any trustee, servicer or issuer with respect to any Company Sponsored Asset Securitization Transaction has taken or failed to take any action which would reasonably be expected to affect adversely the intended tax characterization or tax treatment for federal, state or local income or franchise tax purposes of the issuer or any securities issued in any such Company Sponsored Asset Securitization Transaction. To the Knowledge of the Company, all federal, state and local income or franchise tax and information returns and reports required to be filed by the issuer, servicer or trustee relating to any Company Sponsored Asset Securitization Transactions, and all tax elections required to be made in connection therewith, have been properly filed or made.

         Section 3.19 Covered Receivables. All currently outstanding secured or unsecured loans, advances, credit lines or credit card receivables that were originated by the Company or any of its Subsidiaries (whether or not currently held by the Company or its Subsidiaries) or acquired by the Company or any of its Subsidiaries from third parties (collectively, the "Receivables") were originated, solicited or acquired, as the case may be, in all material respects in accordance with the Bank's written policies regarding such matters as in effect at the time of such origination, solicitation or acquisition, which policies are listed on Section 3.19 of the Company Disclosure Schedule, and true and complete copies of which have been provided to Parent. Each note, credit agreement or security instrument related to the Covered Receivables (as defined below) is in full force and effect and constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable against such obligor in accordance with the terms thereof, except, in the case of enforceability, as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors' rights and remedies generally and except for failures to be in full force and effect or enforceable that, individually or in the aggregate, would not reasonably be expected to have more than a de minimis effect on the Company or any of its Subsidiaries. The Company has in all material respects kept complete and accurate books and records in connection with the Covered Receivables. To the Knowledge of the Company, there are no oral modifications or amendments related to the Covered Receivables that are not reflected in the Company's records. To the Knowledge of the Company, no defenses as to the enforceability of any Covered Receivables have been asserted that are not reflected in the Company's records. To the Knowledge of the Company, there have been no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense. As used in this Agreement, "Covered Receivables" means those receivables that are currently owned by the Company, any of its Subsidiaries or the Metris Master Trust.

         Section 3.20 Servicing Rights.

                  (a) The Bank is the sole owner and holder of the Bank Servicing Rights (as defined below), subject to the terms and conditions relating to servicing in the Company Sponsored Asset Securitization Transaction documents, with respect to the Covered Receivables that have been sold to the Metris Master Trust. The Bank Servicing Rights have not been assigned or pledged, and the Bank has good and marketable interest in and to the Bank Servicing Rights. The Bank does not service any receivables other than the Covered Receivables. As used in this Agreement, "Bank Servicing Rights" means, with respect to each Covered Receivable, any and all of the following:
         (i) all rights to service such Covered Receivable; (ii) all rights to receive servicing fees, reimbursements or indemnification for servicing such Covered Receivable; (iii) possession and use of any and all servicing files pertaining to such Covered Receivable; and (iv) all rights, powers and privileges incident to any of the foregoing.

                  (b) No document under any Company Sponsored Asset Securitization Transaction contains any provisions under which any party has recourse against the Bank or any of its Affiliates for losses relating to their servicing of the Covered Receivables or the performance of the Covered Receivables being serviced; provided that the fact that the Bank or any of its Affiliates holds a residual or subordinate interest that may experience reduced payments as a result of such losses or a cash collateral account or similar account subject to reduction as a result of such losses shall not be deemed to represent a right of recourse against the Bank or any of its Affiliates by any party.

         Section 3.21 Environmental Matters.


                  (a) Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all applicable Laws and with all applicable permits, licenses, variances, exemptions and approvals, in each case relating to (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources or (ii) the handling, use, storage, treatment, manufacture, transportation, presence, disposal, release or threatened release of any Hazardous Materials (as defined below) in the environment or workplace ("Environmental Laws").

                  (b) There is no suit, claim, action or proceeding pending or, to the Knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company or any of its Subsidiaries has been or, with respect to threatened proceedings, is reasonably likely to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws or (ii) relating to the release, threatened release or exposure of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries (or any of their predecessors).

                  (c) To the Knowledge of the Company, during the period of the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, there has been no release of Hazardous Materials in, on, under or affecting any such property, which could reasonably be expected to require remediation by the Company or any Subsidiary of the Company pursuant to any Environmental Law. To the Knowledge of the Company, prior to the period of the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, there was no release or threatened release of Hazardous Materials in, on, under or affecting any such property which could reasonably be expected to require remediation by the Company or any Subsidiary of the Company pursuant to any Environmental Law.

                  (d) Section 3.21(d) of the Company Disclosure Schedule sets forth a complete and accurate list of all Phase I environmental investigations and reports relating to premises currently or previously owned or operated by the Company or any of its Subsidiaries (whether conducted by or on behalf of the Company or any of its Subsidiaries or a third party, and whether done at the initiative of the Company or any of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and of which the Company or any of its Subsidiaries has possession or to which the Company or any of its Subsidiaries has access. A complete and accurate copy of each such report has been provided to Parent. Other than those items listed in Section 3.21(d) of the Company Disclosure Schedule, there are no other documents that contain any environmental, human health and safety, or natural resources reports, investigations or audits relating to premises currently or previously owned or operated by the Company or any of its Subsidiaries (whether conducted by or on behalf of the Company or any of its Subsidiaries or a third party, and whether done at the initiative of the Company or any of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and of which the Company or any of its Subsidiaries has possession or to which the Company or any of its Subsidiaries has access.

                  (e) As used in this Agreement, "Hazardous Materials" means any substance that is (i) listed, classified, regulated or which falls within the definition of a "hazardous substance," "hazardous waste" or "hazardous material" pursuant to any Environmental Law, (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenlys, radioactive materials or radon, or (iii) any other chemicals, pollutants, contaminants, wastes or toxic substances or materials which are the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         Section 3.22 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person retained by the Company and/or any Subsidiary of the Company is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Goldman, Sachs & Co. and UBS Securities LLC, all of whose fees and expenses shall be paid by the Company. The Company has delivered to Parent a complete and accurate copy of all agreements pursuant to which Goldman, Sachs & Co. or UBS Securities LLC is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

         Section 3.23 Derivative Transactions. All Derivative Transactions (as defined below) entered into by the Company or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of relevant Governmental Entities and in accordance with the applicable investment, securities, commodities, risk management and other policies, practices and procedures of the Company and its Subsidiaries. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued. There are no material breaches, violations or defaults by the Company or any of its Subsidiaries under any Derivative Transactions, and, to the Knowledge of the Company, there are no material breaches, violations or defaults by any counterparty to the Company or any of its Subsidiaries under any Derivative Transaction. There are no allegations or assertions by the Company or any of its Subsidiaries of any material breach, violation or default by any counterparty to the Company or any of its Subsidiaries under any Derivative Transactions, and to the Knowledge of the Company, there are no allegations or assertions by the counterparty to the Company or any of its Subsidiaries of any material breach, violation or default by the Company or any of its Subsidiaries under any Derivative Transaction. As used in this Agreement, "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any credit support, collateral or other similar arrangements related to such transactions.

         Section 3.24 Opinions. The Board of Directors of the Company has received the opinions of Goldman, Sachs & Co. and UBS Securities LLC, each dated the date of this Agreement, to the effect that, as of such date, the Per Common Share Price is fair, from a financial point of view, to the holders of Company Common Stock, signed copies of which opinions will be delivered to Parent solely for informational purposes following receipt thereof by the Company.

         Section 3.25 Controls.

                  (a) Since December 31, 2004, the Company and each of its Subsidiaries has had in place "disclosure controls and procedures" (as defined in Rule 13a-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by each of the Company and MRI in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the Company's and MRI's management as appropriate to allow timely decisions regarding required disclosure.

                  (b) Each of the Company and MRI (i) maintains a system of "internal control over financial reporting" (as defined in Rule 13a-15(f) promulgated under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (A) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of each of the Company's and MRI's assets, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and, in the case of the Bank, RAP, and that receipts and expenditures are being made only in accordance with authorizations of each of the Company's and MRI's management and directors and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's or MRI's assets that could have a material effect on their financial statements and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to its independent auditors and its audit committee (A) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting.

         Section 3.26 Insurance. Each of the Company and its Subsidiaries maintains insurance with reputable insurance carriers against such risks and in such amounts as management of the

Company reasonably believes to be prudent in accordance with industry practice, adequate for all normal risks incident to the current businesses of the Company and its Subsidiaries and their respective properties and assets, and appropriate for the businesses currently conducted by the Company and its Subsidiaries.
Section 3.26 of the Company Disclosure Schedule sets forth a list of all insurance policies maintained by the Company and its Subsidiaries as of the date hereof (the "Insurance Policies") and the coverages under each Insurance Policy. The Company has provided to Parent a true and complete list of the history of any claims (other than de minimis claims) made and claims (other than de minimis claims) paid under the Insurance Policies since December 31, 2001. Each Insurance Policy is outstanding and in full force and effect (other than due to the ordinary expiration of the term thereof) and enforceable, to the Company's Knowledge, against the insurers thereto in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equitable principles. All premiums due on each Insurance Policy have been paid in full. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has cancelled or disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy. To the Knowledge of the Company, all material claims under the Insurance Policies have been filed in a timely fashion.

         Section 3.27 No Undisclosed Liabilities; Reserves. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, and except for normal recurring liabilities incurred since June 30, 2005 in the ordinary course of business, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in the financial statements in accordance with generally accepted accounting principles, RAP or SAP, as applicable), and whether due or to become due that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The reserves, allowances and other liabilities established or reflected on the financial statements contained in the Company SEC Documents, the Bank RAP Documents and the Insurance SAP Documents were, as of the respective dates of such documents, (i) determined in accordance with generally accepted accounting principles, RAP or SAP, as applicable, and (ii) established based on good business judgment and industry practice and with past practices and experiences of the Company and its Subsidiaries.

         Section 3.28 Insurance Matters.

                  (a) To the extent required under applicable Law regulating the business of insurance, all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith), whether individual or group, that are issued by the Company or any Insurance or Warranty Subsidiary, and any and all marketing materials related thereto, are on forms that comply in all material respects with such applicable Laws and, as to premium rates established by the Company or any Insurance or Warranty Subsidiary that are required to be filed with or approved by any applicable Insurance Authority, the premiums charged conform in all material respects, with such applicable Law.

                  (b) With respect to reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Insurance or Warranty Subsidiary is a party or under which the Company or any Insurance or Warranty Subsidiary has any existing rights, obligations or liabilities, the Company and the Insurance and Warranty Subsidiaries were entitled to take credit in their most recent Insurance SAP Document for that portion of their ceded liabilities under each such reinsurance or coinsurance treaty as to which credit was taken in such Insurance SAP Document.

                  (c) The Company has provided to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Insurance and Warranty Subsidiaries since December 31, 2001, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). The information and data furnished by the Company or any Insurance or Warranty Subsidiary to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were complete and accurate in all material respects.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company concurrently herewith (the "Parent Disclosure Schedule"), Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as set forth below. Information disclosed in any section of the Parent Disclosure Schedule shall be deemed to be disclosed with respect to such other subsections of this Agreement or the Parent Disclosure Schedule only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other subsections.

         Section 4.1 Organization, Standing and Power. Each of Parent and Merger Sub is an organization duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify, either individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole. True, complete and correct copies of the Certificate of Incorporation and Bylaws of Merger Sub as in effect on the date of this Agreement have been provided to the Company.

         Section 4.2 Authority.

                  (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) result in any Violation pursuant to any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in subsection (c) of this Section 4.2, result in any Violation of any Law or any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan of Parent or other agreement, obligation, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or their respective properties or assets except in the case of clause (ii) of this Section 4.2(b) for any such Violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

                  (c) No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Bank Merger), except for (i) the filing of applications and notices with the OCC, FDIC, and approval thereof, (ii) the filing of applications and notices with the Board of Governors of the Federal Reserve, (iii) the filing of applications and notices with the Superintendent, (iv) the filing of notices with the Minnesota DOC, (v) the filing of applications and notices with the Florida DFS and approval thereof,
         (vi) the filing of applications and notices with the Bermuda Monetary Authority and approval thereof, (vii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (viii) the filing with the SEC of (A) the Proxy Statement and (B) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ix) notices or filings under the HSR Act, if applicable and (x) such other consents, approvals, waivers, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

         Section 4.3 Information Supplied. The information relating to Parent and its Subsidiaries that is provided by Parent for inclusion in the Proxy Statement or any other document filed with any Governmental Entity in connection with the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.4 Legal Proceedings. Except as disclosed in any Parent SEC Report filed prior to the date of this Agreement, there is no suit, action, claim, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the Knowledge of Parent (as defined below), threatened, against or affecting Parent or any Subsidiary of Parent which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Subsidiary of Parent that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole. As used in this Agreement, "Knowledge of Parent" means the actual knowledge of the executive officers of the Parent and the individuals with primary responsibility over operational or functional areas of the Parent. "Parent SEC Report" means all required reports, schedules and other documents Parent has filed with the SEC pursuant to the Exchange Act since December 31, 2001.

         Section 4.5 Ownership of Merger Sub; No Prior Activities. Merger Sub is a direct wholly owned subsidiary of Parent. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

         Section 4.6 Compliance with Applicable Laws. Since January 1, 2004, Parent has not (i) violated in any material respect any Laws applicable to the conduct of its business or the ownership or operation of its properties or assets or (ii) received any written or, to the Knowledge of Parent, oral notice from any Governmental Entity that alleges any material noncompliance (or that Parent is under investigation by any such Governmental Entity for such alleged noncompliance) with any Laws applicable to the conduct of its business or the ownership or operation of its properties or assets.

         Section 4.7 Financing. As of the date hereof, Parent has, and will have at the Closing Date, sufficient cash or other sources of immediately available funds to enable it to pay the Merger Consideration as required by this Agreement.

         Section 4.8 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person retained by Parent and/or Merger Sub is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except HSBC Securities (USA) Inc., all of whose fees and expenses shall be paid by Parent.

         Section 4.9 Ownership of Company Capital Stock. Except for the Stockholder Agreement, (i) neither Parent nor any of its "affiliates" or "associates" (as such terms are defined for purposes of the Exchange Act), (A) "beneficially owns" (as such term is defined for purposes of Section 13(d) of the Exchange Act), directly or indirectly, or (B) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Capital Stock representing in excess of 15% of the voting power of the shares of Company Capital Stock outstanding, and (ii) Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act), directly or indirectly, shares of Company Capital Stock representing in excess of 5% of the voting power of the shares of Company Capital Stock outstanding.

                                   ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that, except (i) as expressly contemplated or permitted by this Agreement, (ii) in connection with any Company Sponsored Asset Securitization Transaction in the ordinary course of business consistent with past practice, (iii) as set forth in Section 5.1 of the Company Disclosure Schedule, or (iv) to the extent that Parent shall otherwise consent in writing:

                  (a) Ordinary Course. The Company shall and shall cause its Subsidiaries to carry on their respective businesses in the ordinary course consistent with past practice since January 1, 2003 and use commercially reasonable efforts to (x) preserve intact their respective business organizations, (y) maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities and (z) preserve their relationships with employees, customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business, (ii) change its or any of its Subsidiaries' lending, investment, underwriting, risk and asset-liability management and other material banking or operating policies in any respect which is material to the Company or such Subsidiary, except as required by Law or by policies imposed by a Governmental Entity, (iii) make any changes in significant accounting methods, principles or practices, except to the extent required by a change in generally accepted accounting principles, RAP or SAP, (iv) incur or commit to any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $250,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, other than as provided in the Company's 2005 annual budget, a true and complete copy of which the Company has provided to Parent (the "2005 Company Budget"), (v) except as otherwise permitted by this Section 5.1, enter into, modify, amend, extend or terminate any agreement or agreements for goods, property, property rights, or services between the Company or any of its Subsidiaries and (A) any director, officer, or any Affiliate of such Person, or (B) any other Person which agreement obligates the Company, or any Affiliate of the Company, to pay in excess of $500,000 in any twelve month period, other than, in the case of agreements covered by clause (v)(B), actions that are provided for in the 2005 Company Budget, (vi) knowingly waive, release or assign any material right or claims (including any write-off or other compromise of accounts receivable of the Company or any of its Subsidiaries), (vii) initiate, compromise or settle any material investigation, litigation, arbitration proceeding or other proceeding with any Government Entity, provided that the foregoing shall only apply to a compromise or settlement if it would (A) involve amounts that exceed the corresponding reserves as of the date of this Agreement or (B) result in a material restriction on the Company's or any of its Subsidiaries' business, (viii) open or close any facility or office,
         (ix) fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement, (x) fail to pay accounts payable and other obligations in the ordinary course of business, or (xi) enter into any new co-branding or secondary issuer arrangement under which the Company or any of its Subsidiaries reasonably expects to (A) originate more than 50,000 accounts in any twelve-month period or (B) make payments to the counterparty to such co-branding or secondary issuer arrangement in amounts in excess of $5 million in any twelve-month period.

                  (b) Dividends; Changes in Stock. Except for declaration and payment of regular quarterly dividends on the Company Series C Preferred Stock in accordance with the Series C Certificate of Designation, the Company shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any Company Capital Stock, except for dividends or distributions paid by wholly-owned Subsidiaries of the Company to the Company, or to other wholly-owned Subsidiaries of the Company, (ii) split, combine, reclassify, subdivide, recapitalize or exchange any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or any other of its securities, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary of the Company to redeem, repurchase or otherwise acquire any shares of its capital stock or any of its other securities or any securities convertible into or exercisable for any shares of its capital stock or any of its other securities.

                  (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, grant, pledge or authorize or propose the issuance, delivery, sale, grant or pledge of, any shares of its capital stock, any Voting Debt, any stock appreciation rights, or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise or settlement of Company Stock Options, Company Restricted Stock Units or other equity rights or obligations under grants made on or before March 31, 2005 under the Company Stock Plans or Company Plans in accordance with the terms of the applicable Company Stock Plan or Company Plan in effect on the date of this Agreement,
         (ii) the declaration and payment of regular quarterly dividends on the Company Series C Preferred Stock in accordance with the Series C Certificate of Designation, and (iii) issuances by one of the Company's wholly-owned Subsidiaries of such Subsidiary's capital stock to its parent or to another wholly-owned Subsidiary of the Company.

                  (d) Governing Documents, Etc. The Company shall not amend or propose to amend the Certificate of Incorporation or Bylaws and shall not permit any of its Subsidiaries to amend or propose to amend its Organizational Documents. The Company shall not enter into, and, except as permitted by Section 5.1(e), (f) or (j), shall not permit any of its Subsidiaries to enter into, a plan of consolidation, merger or reorganization with any Person other than a wholly-owned Subsidiary of the Company.

                  (e) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material amount of assets; provided, however, that the foregoing shall not prohibit (i) foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business or (ii) acquisitions of financial assets and securitization activities in the ordinary course of business consistent with past practice.

                  (f) No Dispositions. Other than (i) dispositions referred to in the Company SEC Documents filed prior to the date of this Agreement and (ii) securitization activities and other activities in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, pledge, assign, encumber or otherwise dispose of, or agree to sell, lease, license, pledge, assign, encumber or otherwise dispose of, any of its assets (including capital stock of its Subsidiaries and indebtedness of others held by the Company and its Subsidiaries) which are material, individually or in the aggregate, to the Company.

                  (g) Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, incur, create, suffer to exist or assume any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness), guarantee any such indebtedness or issue or sell any debt securities or any warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others, other than (i) indebtedness of any Subsidiary of the Company to the Company or to another Subsidiary of the Company, or (ii) debt securities maturing not more than 90 days after the date of issuance that are sold in the ordinary course of business consistent with past practice.

                  (h) Other Actions. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or would reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or in any of the conditions to the Merger set forth in

         Article VII not being satisfied or in a violation of any provision of this Agreement, or (unless such action is required by applicable Law) which would adversely affect the ability of the parties to obtain any of the Requisite Regulatory Approvals. The Company shall not, and shall not permit any of its Subsidiaries to, (i) other than as permitted pursuant to Section 5.1(a)(vii), pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the ordinary course of business or (ii) waive any material benefits of, modify in any adverse respect, fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreements to which the Company or any of its Subsidiaries is a party.

                  (i) Compensation and Benefit Plans. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that it will not, without the prior written consent of Parent, (i) other than in the ordinary course of business or as otherwise provided in this Agreement, enter into, adopt, amend (except for such amendments as may be required by Law) or terminate any Company Plan or Company Benefit Arrangement,
         (ii) except for normal payments, awards and increases in the ordinary course of business or as required by any Company Plan or Company Benefit Arrangement as in effect as of March 31, 2005, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Plan or Company Benefit Arrangement as in effect as of March 31, 2005, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, and (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

                  (j) No Liquidation or Reorganization. Other than the execution and delivery of a merger agreement and related documents with respect to the Bank Merger, the Company shall not, and shall not permit any of its Subsidiaries to, enter into an agreement with respect to any merger, consolidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of the Company or any of its Subsidiaries, or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.

                  (k) Taxes. Except as consistent with past practices or to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably delayed or withheld), the Company shall not, and shall not permit any of its Subsidiaries to, make or rescind any material tax election (except as required by Law), settle or compromise any material tax liability or amend any material tax return.

                  (l) Other Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 5.1.

         Section 5.2 Investigation. During the period from the date of this Agreement and continuing until the Effective Time, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (a) obtain notice from the Staff of the SEC that it will not recommend that charges be brought against the Company and its Subsidiaries with respect to the allegations against the Company set forth in the "Wells Notices" dated as of July 12, 2005 with respect to the Company and one or more of its Subsidiaries (the "SEC Investigation") and (b) in the event the notice referred to in clause (a) is not obtained by September 30, 2005 and is not reasonably likely to be obtained in the Company's good faith determination after consultation with its outside legal counsel, obtain a final court or administrative order as to the Company and its Subsidiaries with respect to the SEC Investigation. The Company shall use commercially reasonable efforts to confer and consult on a regular basis with Parent with respect to the SEC Investigation, to keep the Parent apprised of the status of the SEC Investigation and to promptly advise Parent of any material event, change, circumstance or development relating to or arising from the SEC Investigation.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         Section 6.1 Preparation of Proxy Statement; Stockholders Meeting.

                  (a) In accordance with the Company's Certificate of Incorporation and Bylaws, the Company shall promptly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement (the "Company Stockholders Meeting").

                  (b) The Company will promptly prepare and file all materials required to be filed under the Exchange Act as well as all other applicable state or foreign securities Laws and the rules and regulations thereunder, and Parent and Merger Sub will cooperate with the Company in the preparation of such materials. Such materials shall include a proxy statement in the form mailed by the Company to its stockholders, together with any and all amendments or supplements thereto, which materials are herein referred to as the "Proxy Statement." The Company will use reasonable best efforts to file the initial Proxy Statement with the SEC within twenty-one (21) days of the date hereof and to respond promptly to any comments of the SEC with respect to the Proxy Statement, and will cause the Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable following completion of any SEC review of the Proxy Statement.

         If at any time prior to the Effective Time any fact or event relating to the Company or any of its Affiliates which causes the Company to determine to prepare a supplement to the Proxy Statement should be discovered by the Company or should to the Knowledge of the Company occur, the Company shall promptly inform Parent of such fact or event.

                  (c) Parent and Merger Sub will furnish the Company with such information concerning Parent and its Subsidiaries as is necessary in order to cause the Proxy Statement, insofar as it relates to Parent and its Subsidiaries, to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Parent and Merger Sub agree to promptly advise the Company if, at any time prior to the Company Stockholders Meeting, any information provided by them or the Company in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent and Merger Sub will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and Merger Sub, to comply with the Exchange Act and the rules and regulations thereunder after the mailing thereof to the stockholders of the Company.

                  (d) The Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that the Company's Board of Directors may withdraw, modify, condition or refuse to make such recommendation if it determines in good faith after consultation with its outside legal counsel that its fiduciary obligations require it to do so. Notwithstanding anything to the contrary contained herein, unless this Agreement has been terminated, this Agreement shall be submitted to the stockholders of the Company at the Company Stockholders Meeting for the purpose of voting on the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby, and nothing contained herein shall be deemed to relieve the Company of such obligations.

         Section 6.2 Advice of Changes; Government Filings. Each party shall confer on a regular basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event which has or would reasonably be expected to have, a Material Adverse Effect on such party, would materially impair or delay completion of the transactions contemplated herein or would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein; provided, however, that any noncompliance with the foregoing shall not constitute the failure to be satisfied of a condition set forth in Article VII or give rise to any right of termination under Article VIII unless the underlying breach shall independently constitute such a failure or give rise to such a right. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that to the extent practicable it will consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other parties apprised of the status of matters relating to completion of the transactions contemplated hereby.

         Section 6.3 Control of the Company's Business. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations.

         Section 6.4 Access to Information.

                  (a) Upon reasonable notice, the Company shall afford to the representatives of Parent reasonable access at reasonable times, during normal business hours during the period prior to the Effective Time, to the Company Employees and the Company's properties, books, contracts and records and, during such period, the Company shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any Law or binding agreement to which the Company is subject. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply, including, to the extent possible, entering into appropriate agreements for the disclosure of non-public information of any Governmental Entity, including OCC examination reports of the Bank, as may be required by such Governmental Entity.

                  (b) Parent will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated January 25, 2005, between Company and HSBC North America Holdings Inc. (the "Confidentiality Agreement"), which Confidentiality Agreement will remain in full force and effect.

         Section 6.5 Reasonable Best Efforts.

                  (a) Each of the Company and Parent shall, and shall cause its respective Subsidiaries to, use reasonable best efforts as promptly as practicable (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement (including the Bank Merger), (ii) to obtain (and to cooperate with each other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement (including the Bank Merger), provided, that this clause (ii) shall not apply to the SEC Investigation, which is covered by Section 5.2, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the Bank Merger required
         (A) under the

         Exchange Act and any other applicable federal and state securities Laws, (B) under the HSR Act and any related governmental request thereunder, if applicable, (C) with the Secretary of State of the State of Delaware, SEC, OCC, FDIC, Board of Governors of the Federal Reserve, Superintendent, Minnesota DOC, Florida DFS and Bermuda Monetary Authority and (D) under any other applicable Law, and (iv) to execute or deliver any additional instruments that the other parties, or any of them, may reasonably request that are necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement (including the Merger and the Bank Merger). Each of the Company and Parent will promptly cooperate with and furnish information to the other in connection with any such efforts by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing. In furtherance of the foregoing, each of the Company and Parent shall, and shall cause its respective Subsidiaries to, use reasonable best efforts to cause to be made all filings under the HSR Act, if applicable, no later than ten (10) business days after the date hereof and all other filings contemplated by clause (iii) no later than thirty (30) days after the date hereof.

                  (b) Parent agrees to execute and deliver, or cause to be executed and delivered by or on behalf of the Surviving Corporation, at or prior to the Effective Time, those supplemental indentures and other instruments listed in Section 6.5(b) of the Company Disclosure Schedule, which supplemental indentures and other instruments are required for the due assumption of the Company's outstanding debt, guarantees and other securities to the extent required by the terms of such debt, guarantees and securities and the instruments and agreements relating thereto.

                  (c) Each of the Company and Parent and their respective Boards of Directors shall, if any state takeover statute, similar statute or similar provision in the Certificate of Incorporation becomes applicable to this Agreement, the Stockholder Agreement, the Merger, the Bank Merger or any other transactions contemplated hereby and thereby, use reasonable best efforts to ensure that the Merger, the Bank Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or provision on this Agreement, the Stockholder Agreement, the Merger, the Bank Merger and any other transactions contemplated hereby and thereby.

                  (d) The Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to take all actions necessary and appropriate to cause the Metris Companies Foundation and the Metris Companies Inc. Political Action Committee to be fully liquidated and dissolved in accordance with applicable Laws. The Company shall, and shall cause its Subsidiaries to, continue using commercially reasonable efforts to work toward the liquidation and dissolution of MWSI and MWSF in accordance with applicable Laws.

         Section 6.6 Acquisition Proposals.

                  (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Subsidiaries (other than any such transaction permitted by Section 5.1 (e), (f) or (j)) or any purchase or sale of 10% or more of the consolidated assets (including, without limitation, stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any Person (or the stockholders or equity holders of such Person) beneficially owning securities representing 10% or more of its total voting power (or of the surviving parent entity in such transaction) or any of its Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by Parent or an Affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussions with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or
         (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal.

                  (b) Notwithstanding the foregoing, the Board of Directors of the Company shall be permitted, prior to the Company Stockholders Meeting to be held pursuant to Section 6.1, and subject to compliance with the other terms of this Section 6.6 and to first entering into a customary confidentiality agreement, to engage in discussions and negotiations with, or provide any nonpublic information or data to, any Person in response to an unsolicited bona fide written Acquisition Proposal by such Person made after the date of this Agreement which the Board of Directors of the Company concludes in good faith, after consultation with a nationally recognized financial advisor and legal counsel, constitutes or is reasonably likely to result in a Superior Proposal (as defined in Section 6.6(e)), if and only to the extent that the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that its fiduciary obligations require it to do so.

                           (i) The Company shall notify Parent promptly (but in
                  no event later than 24 hours) after receipt of any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries by any Person that informs the Company or any of its Subsidiaries that it is considering making, or has made, an Acquisition Proposal, or any inquiry from any Person seeking to have discussions or negotiations with the Company relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Acquisition Proposal, inquiry or request and the material terms and conditions of any inquiries, proposals or offers. The Company shall also promptly, and in any event within 24 hours, notify Parent, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information or data to any Person in accordance with this Section 6.6(b).

                           (ii) Nothing contained in this Section 6.6 shall
                  prohibit the Company from taking and disclosing to its stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement, including
                  Section 8.1(f).

                  (c) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Required Company Vote, the Board of Directors of the Company may, in response to a Superior Proposal, cause the Company to terminate this Agreement pursuant to
         Section 8.1(g) and concurrently or promptly thereafter enter into a definitive agreement with respect to a Superior Proposal; provided, however, that the Company shall not exercise its right to terminate this Agreement pursuant to Section 8.1(g) until the third business day following Parent's receipt of written notice (a "Notice of Superior Proposal") from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal specifying the terms and conditions of the Superior Proposal, identifying the Person making such Superior Proposal and stating that the Board of Directors of the Company intends to exercise its right to terminate this Agreement pursuant to Section 8.1(g).

                  (d) The Company agrees that it will and will cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

                  (e) For purposes of this Agreement, "Superior Proposal" means a bona fide written Acquisition Proposal which the Board of Directors of the Company, concludes in good faith (after consultation with its legal advisors and a nationally recognized financial advisor) (i) is more favorable to the stockholders of the Company, from a financial point of view, than the transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Agreement) and (ii) is fully financed or reasonably capable of being fully financed, reasonably likely to receive all required approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of "Superior Proposal," the term Acquisition Proposal shall have the meaning assigned to such term in Section 6.6(a), except that the reference to "10% or more" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "a majority."

         Section 6.7 Employees; Employee Benefit Plans.

                  (a) Through the six month anniversary of the Effective Time (except as applicable Law or third party providers require otherwise), Parent and the Surviving Corporation will provide persons employed by the Related Employers at the Effective Time ("Company Employees") annual base compensation, incentive compensation (other than equity based compensation), and Benefit Plans and Benefit Arrangements (other than equity based compensation) that are, in the aggregate, at least as favorable as those in effect immediately before the Effective Time. For purposes of comparability, the parties agree that the determination shall not take into account any equity, equity-based, or equity measured compensation nor the level of employee contributions in effect before the Effective Time, provided any contributions required after the Effective Time and during 2005 shall not be in excess of prevailing market levels. For purposes of any seniority or length of service requirements, waiting periods, vesting periods, or differential benefits based on length of service in any such plan or policy of Parent as of the Effective Time for which a Company Employee may be eligible after the Effective Time, Parent and the Surviving Corporation shall treat service by such employee with the Company as though it had been service with Parent for all purposes under any such plan or policy to the extent the Company credited such service under its similar plans, excluding vesting, benefit accruals, or accrual or account formulas under any Pension Plan maintained by Parent, so long as this crediting of service does not violate applicable Laws and is consistent with the rules governing Benefit Plans qualified under Section 401(a) of the Code and permitted by third-party administrators and insurers. Notwithstanding any other provision herein, no provision of this Agreement shall obligate any of Parent, the Surviving Corporation or any of its Affiliates to continue the employment of any Company Employee for any period following the Effective Time or to refrain from revising the terms of any such Company Employee's employment or transferring any such Company Employees, nor shall it prevent those entities from amending or terminating any Benefit Plan or Benefit Arrangement.

                  (b) In addition:

                           (i) Any Company Employee covered by the Management
                  Incentive Plan ("MIP") or the Annual Incentive Plan ("AIP") for Designated Corporate Officers ("Covered Employees") (each of the MIP and the AIP, as provided to Parent on May 11, 2005) shall receive a 2005 bonus payable as follows. As of the Effective Time, all Covered Employees shall be credited with a bonus based on Payout Achievement Level as set forth on
                  Section 6.7(b) of the Company Disclosure Schedule based on the Company's Net Income, as set forth in the MIP and the AIP, with payment of such bonuses to be made on or before March 15, 2006 (or such earlier date as may be required by applicable state Law), which payment shall be made whether or not a particular Covered Employee who is entitled to such bonus payment is employed at the time of payment, provided that such Covered Employee has not been terminated for Cause (as defined in Section 6.7(b)(vi)) before the time of payment. In addition, all Covered Employees shall receive a prorated bonus on or before March 15, 2006 (or such earlier date as may be required by applicable state Law), to reflect the achievement of Individual Management Bonus Objectives ("MBOs") through the Effective Time, which shall be determined at the Effective Time by the Company in a manner consistent with the Company's past practice and agreed to by Parent (which agreement shall not be unreasonably withheld). By March 15, 2006 (or such earlier date as may be required by applicable state Law), all Covered Employees who are employed by Parent or its Affiliates with operations in the United States (the "U.S. Affiliates") as of December 31, 2005 shall receive a prorated bonus to cover the period from the Effective Time through December 31, 2005 ("Stub Period") and persons whose employment was terminated without cause will receive a prorated bonus for the shorter period during which the persons were employed during the Stub Period. Such prorated bonus will reflect the achievement of MBOs achieved by the Covered Employee during the Stub Period as determined by the Surviving Corporation in a manner consistent with the Company's past practice and agreed to by Parent (which agreement shall not be unreasonably withheld).

                           (ii) For a period of 12 months following the
                  Effective Time, any Company Employees who are offered employment with Parent or its U.S. Affiliates that would require them to relocate to a different work location that is more than 40 miles from their current work location will be allowed to choose one of the following two options: (i) accept the position, in which case each such relocated Company Employee will be entitled to receive relocation benefits under the Company's relocation policy as in effect March 31, 2005, or (ii) decline the position and receive the severance benefit under the Company's Severance Plan as in effect on March 31, 2005, or, if applicable, as outlined in such employee's Change of Control Severance Agreement or Key Employee Severance Protection Agreement.

                           (iii) Any Company Employee terminated without Cause
                  within 12 months following the Effective Time who is not otherwise covered by an individual agreement with respect to severance shall be eligible to receive severance under the Company's Severance Pay Plan (including, but not limited to, outplacement benefits) as in effect on March 31, 2005. For those Company Employees who receive severance benefits under this clause (iii) and who are then eligible for COBRA coverage, Parent, the Surviving Corporation, or their Affiliates will, during the months in which each such severed Company Employee receives severance payments, pay that portion of the severed Company Employee's monthly COBRA insurance coverage costs equal to the amount of the monthly difference between (1) the severed employee's monthly COBRA cost and (2) the monthly amount that the severed employee would have paid to obtain medical and dental coverage under the applicable plans if the severed employee were an active employee.

                           (iv) Following the Effective Time, all Company
                  Employees shall be credited with the amount of their accrued but unused paid time off ("PTO") under the paid time off program (or equivalent) of Parent in effect at the Effective Time; provided that any Company Employee who has accrued but unused PTO in excess of the amount that may be credited under Parent's paid time off program (or equivalent) shall receive a payment, as soon as reasonably practical after the Effective Time, equal to the value of such excess accrued but unused PTO.

                           (v) Participants in the Company's Supplemental
                  Executive Retirement Plans ("SERP") who are age 55 or older will receive a pro-rata payment to their SERP account at the Effective Time based on the expected Company annual contribution for 2005.

                           (vi) For purposes of this Section 6.7(b), "Cause"
                  shall mean a Company Employee's (A) failure to perform his/her material duties, which failure continues for ten (10) days after the Parent or Surviving Corporation has given written notice to the employee specifying in reasonable detail the manner in which the employee has failed to perform such duties; (B) commission of an act or omission constituting (x) a felony, (y) embezzlement, theft or material dishonesty with respect to the Surviving Corporation, Parent, or their Affiliates, or (z) fraud; (C) commission of an act or omission that (x) could adversely and materially affect the Surviving Corporation's, Parent's, or their Affiliates' business or reputation, or (y) involves moral turpitude; or (D) breach, non-performance or non-observance of any restrictive covenant or any other written agreement with the Surviving Corporation, Parent, or their Affiliates prohibiting any or all of (x) the disclosure of confidential trade secrets and other information, (y) competitive activities or the solicitation of customers, or (z) the solicitation of employees or former employees.

                  (c) Parent shall cause any and all pre-existing condition (or actively at work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under each employee medical plan of Parent ("Parent Benefit Plan") in which Company Employees participate after the Effective Time to be waived with respect to such Company Employees and their eligible dependents who were covered under comparable Company Plans and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year including the Effective Time for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any of Parent's Benefit Plans in which they are eligible to participate during the plan year including the Effective Time. Parent or the Surviving Corporation shall continue the life insurance and disability coverage for at least six months following the Effective Time for Company Employees who are covered by Company Plans providing such coverage immediately prior to the Effective Time.

                  (d) Any communications proposed to be delivered by the Company or Parent to the Company Employees before the Effective Time regarding the matters contained in or the transactions contemplated by this Agreement or otherwise respecting any changes or potential changes in employee benefit plans, practices, or procedures that may or will occur in connection with the transactions contemplated by this Agreement, shall be subject to the prior approval of Parent and the Company, respectively, which approval shall not be unreasonably withheld. Each of Parent and the Company shall be deemed to have approved a proposed communication absent objection provided within 72 hours of receipt of that proposed communication.

                  (e) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any compensatory payments otherwise payable to any Company Employee pursuant to this Section 6.7 such amounts as they are required to deduct and withhold under any applicable tax Laws.

         Section 6.8 Fees and Expenses. In the event the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy Statement to the stockholders of the Company, and all filing and other fees paid to the SEC in connection with the Proxy Statement or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby, shall be borne equally by Parent and the Company. In the event the Merger is consummated, the Surviving Corporation shall pay all then unpaid costs and expenses incurred by the Company in connection with the Agreement. Nothing contained in this Section 6.8 shall limit either party's rights to recover any liabilities or damages arising out of the other party's breach of any provision of this Agreement.

         Section 6.9 Indemnification; Directors' and Officers' Insurance.

                  (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer employee or agent of the Company or any of its Subsidiaries or who is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another Person (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an Indemnified Party, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) ("Indemnified Liabilities") to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company's Certificate of Incorporation, Bylaws and those indemnification agreements with directors, officers and employees of the Company and its Subsidiaries that are listed on Section 6.9(a) of the Company Disclosure Schedule. To the extent permitted by applicable Law, Parent's and Surviving Corporation's obligations under this Section 6.9(a) shall be limited to a period of six years from and after the Effective Time.

                  (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the premiums paid as of the date hereof by the Company for such insurance (the "Company's Current Premium"), and if such premiums for such insurance would at any time exceed 300% of the Company's Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 300% of the Company's Current Premium.

                  (c) Until six years from the Effective Time, unless otherwise required by applicable Law, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of Indemnified Parties (including as to advancement of expenses) than those set forth in Article X of the Certificate of Incorporation and Article V of the Bylaws, as in effect on the date hereof.

                  (d) The Surviving Corporation shall pay (as incurred) all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in the successful enforcement of the indemnity and other obligations provided for in this Section 6.9.

                  (e) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this
         Section 6.9.

                  (f) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         Section 6.10 Public Announcements. At all times at or before the Closing, neither party shall, without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make, directly or indirectly, any reports, statements or releases to the public with respect to (a) this Agreement or the transactions contemplated hereby or (b) (except to the extent disclosed in or consistent with the Proxy Statement in accordance with the provisions of Section 6.1 or as otherwise permitted under
Section 6.2) the other party or the other party's business, financial condition or results of operations; provided, however, that either party and its Affiliates may, without the prior written consent of the other, issue or make, directly or indirectly, any report, statement or release required by Law (including any periodic reports required to be filed under the Exchange Act or the rules and regulations thereunder with the SEC) or any listing agreement or arrangement with a national securities exchange or national market system (including the NYSE, the London Stock Exchange, the Hong Kong Stock Exchange, the Bermuda Stock Exchange, and Euronext Paris) to which such party or any of its Affiliates is subject, provided, however, that, to the extent practicable, the other parties to this Agreement are so notified as soon as possible in advance of such report, statement or release and, to the extent practicable, given a reasonable opportunity to review and comment on the report, statement or release. The parties will agree to the text of the press releases announcing the signing of this Agreement.

         Section 6.11 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of the Company and its Subsidiaries, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         Section 6.12 Other Actions by Parent. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or would reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, or (unless such action is required by applicable Law) which would adversely affect the ability of the parties to obtain any of the Requisite Regulatory Approvals.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

         Section 7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Company shall have obtained the Required Company Vote in connection with the adoption of the Merger Agreement.

                  (b) Other Approvals. Other than the filing provided for by
         Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods required from, any Governmental Entity which are necessary for the consummation of the Merger and the Bank Merger or those the failure of which to be obtained would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation or the Surviving Bank, shall have been filed, have occurred or been obtained (all such authorizations, consents, orders, approvals, declarations and filings and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. The parties specifically agree that the Requisite Regulatory Approvals include the filing of all appropriate applications and notices with the OCC and the approval thereof with respect to the Merger and the Bank Merger.

                  (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or the Bank Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or the Bank Merger, by any Governmental Entity of competent jurisdiction which makes the consummation of the Merger or the Bank Merger illegal.

         Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Merger Sub:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date; provided, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception or qualification in such representations and warranties relating to materiality or a Material Adverse Effect and, instead, for purposes of this condition (i) such representations and warranties (other than the representations and warranties in Section 3.2 (Capital Structure), the last three sentences of Section 3.5(a) (Compliance with Applicable Laws) solely with respect to the business or operations of the Bank or MRI, Section 3.8 (Certain Agreements) solely with respect to Regulatory Agreements, and Section 3.11 (Agreements with Regulators), which are addressed in clause (ii)) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and (ii) the representations and warranties in Section 3.2 must be true and correct in all but de minimis respects, and the representations and warranties in the last three sentences of Section 3.5(a) solely with respect to banking or consumer lending Laws, the Securities Act or Exchange Act as applicable to the business or operations of the Bank or MRI, the representations and warranties in Section 3.8 solely with respect to Regulatory Agreements and the representations and warranties in Section 3.11 must be true and correct in all material respects. Each of Parent and Merger Sub shall have received from the Company a certificate signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and each of Parent and Merger Sub shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

                  (c) Third Party Consents. The Company shall have obtained all consents and approvals of third parties listed in Section 7.2(c) of the Company Disclosure Schedule.

                  (d) Resignations. Parent shall have received copies of the resignations, effective as of the Effective Time, of each director of the Company and its Subsidiaries.

                  (e) Stockholders Agreement. The Stockholders Agreement shall not have been terminated without the consent of Parent and shall be in full force and effect.

                  (f) Senior Notes. The Company shall have repurchased, redeemed or otherwise paid in full all of the outstanding 10 1/8% Senior Notes due 2006, and have paid any prepayment penalties associated therewith.

                  (g) SEC Investigation. The Company shall have either (i) received notice from the Staff of the SEC that it will not recommend that charges be brought against the Company and its Subsidiaries with respect to the SEC Investigation or (ii) in the event the notice referred to in clause (i) is not obtained by September 30, 2005 and is not reasonably likely to be obtained in the Company's good faith determination after consultation with its outside legal counsel, obtained a final court or administrative order as to the Company and its Subsidiaries with respect to the SEC Investigation, which order may include fines, penalties or settlement; provided, however that the aggregate of any such fines, penalties or settlement is not substantial in relation to the Company's consolidated financial condition, assets or stockholders' equity and shall not include provisions that impose adverse restrictions or limitations on the business or operations of the Company or any of its Subsidiaries (it being understood that (i) nothing herein shall require that any order shall have been entered with respect to any investigation, action, claim or proceeding against any director, officer or employee of the Company in his or her individual capacity as such in order for this condition to be satisfied and (ii) administrative or supervisory obligations or restrictions imposed upon the Company and its Subsidiaries shall not constitute adverse restrictions or limitations on the business or operations of the Company or any of its Subsidiaries).

                  (h) Liquidation and Dissolution of Certain Entities. Metris Companies Foundation and the Metris Companies Inc. Political Action Committee shall have been fully liquidated and dissolved.

         Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date; provided, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception or qualification in such representations and warranties relating to materiality or a Material Adverse Effect and, instead, for purposes of this condition such representations and warranties (other than the representations and warranties in Section
         4.9 (Ownership of Company Capital Stock), which must be true and correct in all respects) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole. The Company shall have received a certificate from each of Parent and Merger Sub signed on behalf of each of Parent and Merger Sub by their respective Chief Executive Officers and Chief Financial Officers to such effect.

                  (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by their respective Chief Executive Officers and Chief Financial Officers to such effect.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the Merger by the stockholders of the Company:

                  (a) by mutual consent of Parent and Merger Sub and the Company in a written instrument;

                  (b) by either Parent or the Company, upon written notice to the other party, if (i) a Governmental Entity of competent jurisdiction which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and non-appealable; or (ii) any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or has resulted in, the denial described in clause (i) above or the issuance described in clause (ii) above;

                  (c) by either Parent or the Company, upon written notice to the other party, if the Merger shall not have been consummated on or before March 31, 2006; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or has resulted in, the failure of the Effective Time to occur on or before such date;

                  (d) by either Parent or the Company, if the Required Company Vote shall not have been obtained upon a vote taken thereon at the duly convened Company Stockholders Meeting;

                  (e) by either Parent and Merger Sub on the one hand or the Company on the other hand, upon written notice to the other party, if there shall have been a breach by the other party of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of such other party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of any of the conditions set forth in Section 7.2 or Section 7.3, as the case may be, and which breach has not been cured within 30 days following written notice thereof to the breaching party or, by its nature, cannot be cured within such time period;

                  (f) by Parent upon written notice to the Company, if (x) the Company shall have (i) failed to recommend adoption of this Agreement at the Company Stockholders Meeting, or withdrawn, modified or qualified in any manner adverse to Parent such recommendation, whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Company Stockholders Meeting in accordance with
         Section 6.1(a) or (y) the Stockholder Agreement has been breached in any material manner by any stockholder that is a party thereto; or

                  (g) by the Company, upon written notice to the Parent, in accordance with the terms of Section 6.6.

         Section 8.2 Effect of Termination.

                  (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors, except with respect to Section 6.4(b), Section 6.8, this
         Section 8.2 and Article IX, which shall survive such termination and except that no party shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

                  (b) The Company shall pay Parent, by wire transfer of immediately available funds, the sum of $57.4 million (the "Termination Fee") if this Agreement is terminated as follows:

                           (i) if Parent shall terminate this Agreement pursuant
                  to Section 8.1(f)(x), and within 12 months after the date of such termination, the Company or any of its Subsidiaries consummates an Acquisition Transaction (as defined in Section 8.2(c)), then the Company shall pay Parent the Termination Fee on the date of such consummation; and

                           (ii) if the Company shall terminate this Agreement
                  pursuant to Section 8.1(g) and within 12 months after the date of such termination, the Company or any of its Subsidiaries consummates an Acquisition Transaction, then the Company shall pay Parent the Termination Fee on the date of such consummation.

                  (c) For purposes of this Agreement, the term "Acquisition Transaction" shall mean (i) the direct or indirect acquisition, purchase or assumption of all or substantially all of the assets of the Company or its Subsidiaries, (ii) the acquisition by any Person of direct or indirect beneficial ownership (including by way of merger, consolidation, share exchange or otherwise) of voting stock representing 50% or more of the voting power of the outstanding shares of voting stock of the Company, or (iii) a merger, consolidation, business combination, liquidation, dissolution or similar transaction of or involving the Company, other than a merger, business combination or similar transaction if the stockholders of the Company immediately before such transaction own at least 60% of the voting stock of the entity surviving such transaction (or the parent thereof) immediately following such transaction.

                  (d) The Company acknowledges that the agreements contained in
         Section 8.1 and this Section 8.2 are integral parts of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not have entered into this Agreement; accordingly, if the Company fails to promptly pay any amounts due pursuant to this Section
         8.2 and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this
         Section 8.2, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorney's fees and expenses) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of The Bank of New York as in effect from time to time during such period.

         Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

         Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         (a) if to Parent, to

                           HSBC Finance Corporation
                           2700 Sanders Road
                           Prospect Heights, Illinois 60070
                           Attention: General Counsel
                                      Telecopy No.: (847) 564-6366



                           with a copy to

                           Wilmer Cutler Pickering Hale and Dorr LLP
                           2445 M Street, NW
                           Washington, DC 20037
                           Attention: Russell J. Bruemmer, Esq.
                                      Telecopy No.: (202) 663-6363


         (b) if to Merger Sub, to

                           HSBC Corporation I
                           2700 Sanders Road
                           Prospect Heights, Illinois  60070
                           Attention: General Counsel
                                      Telecopy No.: (847) 564-6366

                           with a copy to

                           Wilmer Cutler Pickering Hale and Dorr LLP
                           2445 M Street, NW
                           Washington, DC  20037
                           Attention: Russell J. Bruemmer, Esq.
                                      Telecopy No.: (202) 663-6363

                           and

         (c) if to Company, to

                           Metris Companies Inc.
                           10900 Wayzata Boulevard
                           Minnetonka, Minnesota 55305
                           Attention: General Counsel
                                      Telecopy No.: (952) 593-4884

                           with copies to

                           Dorsey & Whitney LLP
                           50 South Sixth Street
                           Minneapolis, Minnesota 55402
                           Attention: Matthew J. Knopf, Esq.
                                      Telecopy No.: (612) 340-7800

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           4 Times Square
                           New York, New York 10036
                           Attention: Fred B. White, III, Esq.
                                      Telecopy No.: (212) 735-2000


         Section 9.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "herein," "hereof," "hereunder" and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms.

         Section 9.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         Section 9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and (b) except as provided in Section 6.9, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

         Section 9.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 9.8 Assignment. This Agreement shall not be assignable by operation of Law or otherwise without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent and Merger Sub may designate, by written notice to the Company, another wholly-owned subsidiary of Parent to effect the Merger in lieu of Merger Sub, in which event all reference herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation, provided further, however, that Parent and Merger Sub shall not have the benefit of designation set forth in the foregoing proviso unless such designation will not affect the consideration to be received by the stockholders of the Company in the Merger or the treatment of the Merger for federal income tax purposes and will not delay the completion of the Merger or the satisfaction of the conditions set forth in Article VII. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         Section 9.9 Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Delaware Court of Chancery, the Delaware Superior Court or any federal court sitting in the City of Wilmington, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Delaware Court of Chancery, the Delaware Superior Court or, to the extent permitted by Law, by removal or otherwise, in such federal court. The Parties further agree, to the extent permitted by Law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

         Section 9.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 9.9 above, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.11 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.


                                                HSBC FINANCE CORPORATION


                                                By: /s/ SIDDHARTH N. METHA
                                                   -----------------------------
                                                Name:   Siddharth N. Metha
                                                Title:  Chairman and Chief
                                                        Executive Officer



                                                HSBC CORPORATION I


                                                By: /s/ LOREN C. KLUG
                                                    ----------------------------
                                                Name:   Loren C. Klug
                                                Title:  Vice President



                                                METRIS COMPANIES INC.


                                                By: /s/ DAVID D. WESSELINK
                                                    ----------------------------
                                                Name:   David D. Wesselink
                                                Title:  Chairman and CEO

                                    EXHIBIT I


                              STOCKHOLDER AGREEMENT

                                   EXHIBIT 1.4


                              BYLAWS OF MERGER SUB

                                                                       ANNEX 2.1



                                            TO COMMON
                                           STOCKHOLDERS,
                    PER COMMON         RESTRICTED STOCK UNITS       TO SERIES C                 MERGER
 DATE               SHARE PRICE           AND STOCK OPTIONS       PREFERRED STOCK            CONSIDERATION
--------          --------------       ----------------------     ---------------            --------------
8/4-12/9          $    15.000000           $  911,106,237          $  682,561,140            $1,593,667,377
12/10             $    14.998413           $  911,007,820          $  682,659,557            $1,593,667,377
12/11             $    14.996826           $  910,909,430          $  682,757,947            $1,593,667,377
12/12             $    14.995240           $  910,811,061          $  682,856,316            $1,593,667,377
12/13             $    14.993654           $  910,712,713          $  682,954,664            $1,593,667,377
12/14             $    14.992069           $  910,614,386          $  683,052,991            $1,593,667,377
12/15             $    14.990483           $  910,516,079          $  683,151,298            $1,593,667,377
12/16             $    14.988899           $  910,417,793          $  683,249,583            $1,593,667,377
12/17             $    14.987314           $  910,319,528          $  683,347,849            $1,593,667,377
12/18             $    14.985730           $  910,221,284          $  683,446,093            $1,593,667,377
12/19             $    14.984146           $  910,123,060          $  683,544,316            $1,593,667,377
12/20             $    14.982562           $  910,024,858          $  683,642,519            $1,593,667,377
12/21             $    14.980979           $  909,926,676          $  683,740,701            $1,593,667,377
12/22             $    14.979396           $  909,828,515          $  683,838,862            $1,593,667,377
12/23             $    14.977814           $  909,730,374          $  683,937,003            $1,593,667,377
12/24             $    14.976231           $  909,632,254          $  684,035,122            $1,593,667,377
12/25             $    14.974649           $  909,534,155          $  684,133,221            $1,593,667,377
12/26             $    14.973068           $  909,436,077          $  684,231,300            $1,593,667,377
12/27             $    14.971487           $  909,338,020          $  684,329,357            $1,593,667,377
12/28             $    14.969906           $  909,239,983          $  684,427,394            $1,593,667,377
12/29             $    14.968325           $  909,141,967          $  684,525,410            $1,593,667,377
12/30             $    14.966745           $  909,043,971          $  684,623,406            $1,593,667,377
12/31             $    14.965165           $  908,945,996          $  684,721,380            $1,593,667,377
1/1               $    14.963585           $  908,848,042          $  684,819,334            $1,593,667,377
1/2               $    14.962006           $  908,750,109          $  684,917,268            $1,593,667,377
1/3               $    14.960427           $  908,652,196          $  685,015,181            $1,593,667,377
1/4               $    14.958849           $  908,554,304          $  685,113,073            $1,593,667,377
1/5               $    14.957271           $  908,456,433          $  685,210,944            $1,593,667,377
1/6               $    14.955693           $  908,358,582          $  685,308,795            $1,593,667,377
1/7               $    14.954115           $  908,260,752          $  685,406,625            $1,593,667,377
1/8               $    14.952538           $  908,162,942          $  685,504,435            $1,593,667,377
1/9               $    14.950961           $  908,065,153          $  685,602,223            $1,593,667,377
1/10              $    14.949384           $  907,967,385          $  685,699,992            $1,593,667,377
1/11              $    14.947808           $  907,869,637          $  685,797,739            $1,593,667,377
1/12              $    14.946232           $  907,771,910          $  685,895,466            $1,593,667,377
1/13              $    14.944657           $  907,674,204          $  685,993,173            $1,593,667,377
1/14              $    14.943081           $  907,576,518          $  686,090,859            $1,593,667,377
1/15              $    14.941507           $  907,478,853          $  686,188,524            $1,593,667,377
1/16              $    14.939932           $  907,381,208          $  686,286,168            $1,593,667,377
1/17              $    14.938358           $  907,283,584          $  686,383,792            $1,593,667,377
1/18              $    14.936784           $  907,185,981          $  686,481,396            $1,593,667,377
1/19              $    14.935210           $  907,088,398          $  686,578,979            $1,593,667,377
1/20              $    14.933637           $  906,990,835          $  686,676,541            $1,593,667,377
1/21              $    14.932064           $  906,893,294          $  686,774,083            $1,593,667,377
1/22              $    14.930491           $  906,795,772          $  686,871,604            $1,593,667,377
1/23              $    14.928919           $  906,698,272          $  686,969,105            $1,593,667,377
1/24              $    14.927347           $  906,600,791          $  687,066,585            $1,593,667,377
1/25              $    14.925776           $  906,503,332          $  687,164,045            $1,593,667,377
1/26              $    14.924204           $  906,405,893          $  687,261,484            $1,593,667,377
1/27              $    14.922633           $  906,308,474          $  687,358,903            $1,593,667,377
1/28              $    14.921063           $  906,211,076          $  687,456,301            $1,593,667,377
1/29              $    14.919493           $  906,113,698          $  687,553,678            $1,593,667,377
1/30              $    14.917923           $  906,016,341          $  687,651,036            $1,593,667,377
1/31              $    14.916353           $  905,919,004          $  687,748,372            $1,593,667,377
2/1               $    14.914784           $  905,821,688          $  687,845,688            $1,593,667,377
2/2               $    14.913215           $  905,724,393          $  687,942,984            $1,593,667,377
2/3               $    14.911646           $  905,627,117          $  688,040,259            $1,593,667,377
2/4               $    14.910078           $  905,529,863          $  688,137,514            $1,593,667,377
2/5               $    14.908510           $  905,432,628          $  688,234,748            $1,593,667,377
2/6               $    14.906942           $  905,335,414          $  688,331,962            $1,593,667,377
2/7               $    14.905375           $  905,238,221          $  688,429,156            $1,593,667,377
2/8               $    14.903808           $  905,141,048          $  688,526,329            $1,593,667,377
2/9               $    14.902241           $  905,043,895          $  688,623,481            $1,593,667,377
2/10              $    14.900675           $  904,946,763          $  688,720,613            $1,593,667,377
2/11              $    14.899109           $  904,849,652          $  688,817,725            $1,593,667,377
2/12              $    14.897544           $  904,752,560          $  688,914,816            $1,593,667,377
2/13              $    14.895978           $  904,655,489          $  689,011,887            $1,593,667,377
2/14              $    14.894413           $  904,558,439          $  689,108,938            $1,593,667,377



                    PER COMMON         RESTRICTED STOCK UNITS       TO SERIES C                 MERGER
 DATE               SHARE PRICE           AND STOCK OPTIONS       PREFERRED STOCK            CONSIDERATION
--------          --------------       ----------------------     ---------------            --------------
2/15              $    14.892849           $  904,461,409          $  689,205,968            $1,593,667,377
2/16              $    14.891284           $  904,364,399          $  689,302,978            $1,593,667,377
2/17              $    14.889720           $  904,267,410          $  689,399,967            $1,593,667,377
2/18              $    14.888157           $  904,170,441          $  689,496,936            $1,593,667,377
2/19              $    14.886593           $  904,073,492          $  689,593,885            $1,593,667,377
2/20              $    14.885030           $  903,976,564          $  689,690,813            $1,593,667,377
2/21              $    14.883467           $  903,879,656          $  689,787,721            $1,593,667,377
2/22              $    14.881905           $  903,782,768          $  689,884,608            $1,593,667,377
2/23              $    14.880343           $  903,685,901          $  689,981,476            $1,593,667,377
2/24              $    14.878781           $  903,589,054          $  690,078,323            $1,593,667,377
2/25              $    14.877220           $  903,492,228          $  690,175,149            $1,593,667,377
2/26              $    14.875659           $  903,395,421          $  690,271,955            $1,593,667,377
2/27              $    14.874098           $  903,298,635          $  690,368,741            $1,593,667,377
2/28              $    14.872538           $  903,201,870          $  690,465,507            $1,593,667,377
3/1               $    14.870978           $  903,105,124          $  690,562,252            $1,593,667,377
3/2               $    14.869418           $  903,008,399          $  690,658,977            $1,593,667,377
3/3               $    14.867859           $  902,911,695          $  690,755,682            $1,593,667,377
3/4               $    14.866299           $  902,815,010          $  690,852,367            $1,593,667,377
3/5               $    14.864741           $  902,718,346          $  690,949,031            $1,593,667,377
3/6               $    14.863182           $  902,621,702          $  691,045,675            $1,593,667,377
3/7               $    14.861624           $  902,525,078          $  691,142,298            $1,593,667,377
3/8               $    14.860066           $  902,428,475          $  691,238,902            $1,593,667,377
3/9               $    14.858509           $  902,331,892          $  691,335,485            $1,593,667,377
3/10              $    14.856951           $  902,235,303          $  691,432,074            $1,593,667,377
3/11              $    14.855394           $  902,138,734          $  691,528,643            $1,593,667,377
3/12              $    14.853837           $  902,042,185          $  691,625,192            $1,593,667,377
3/13              $    14.852281           $  901,945,657          $  691,721,720            $1,593,667,377
3/14              $    14.850724           $  901,849,149          $  691,818,228            $1,593,667,377
3/15              $    14.849168           $  901,752,661          $  691,914,716            $1,593,667,377
3/16              $    14.847613           $  901,656,193          $  692,011,184            $1,593,667,377
3/17              $    14.846058           $  901,559,745          $  692,107,631            $1,593,667,377
3/18              $    14.844503           $  901,463,318          $  692,204,059            $1,593,667,377
3/19              $    14.842948           $  901,366,911          $  692,300,466            $1,593,667,377
3/20              $    14.841394           $  901,270,524          $  692,396,853            $1,593,667,377
3/21              $    14.839840           $  901,174,157          $  692,493,220            $1,593,667,377
3/22              $    14.838286           $  901,077,810          $  692,589,566            $1,593,667,377
3/23              $    14.836733           $  900,981,484          $  692,685,893            $1,593,667,377
3/24              $    14.835180           $  900,885,178          $  692,782,199            $1,593,667,377
3/25              $    14.833627           $  900,788,892          $  692,878,485            $1,593,667,377
3/26              $    14.832075           $  900,692,626          $  692,974,751            $1,593,667,377
3/27              $    14.830523           $  900,596,380          $  693,070,997            $1,593,667,377
3/28              $    14.828971           $  900,500,154          $  693,167,222            $1,593,667,377
3/29              $    14.827420           $  900,403,949          $  693,263,428            $1,593,667,377
3/30              $    14.825869           $  900,307,763          $  693,359,613            $1,593,667,377
3/31              $    14.824318  *        $  900,211,598          $  693,455,779 **         $1,593,667,377

* In the event the Effective Time occurs after March 31, 2006, appropriate adjustment will be made to the Per Common Share Price, determined in a manner consistent with the foregoing.

** In the event the Effective Time occurs after March 31, 2006, appropriate adjustment will be made to the amount payable to the holders of Company Series C Preferred, determined in a manner consistent with the foregoing.